Execution Version
Amendment No. 6 to Revolving Credit and Security Agreement and
Amendment No. 1 to Servicing Agreement
This Amendment No. 6 to Revolving Credit and Security Agreement and Amendment No. 1 to Servicing Agreement (this “Agreement”) is entered into as of October 29, 2025 by and among Divvy Peach, LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Lenders party hereto and Goldman Sachs Bank USA, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”) and DivvyPay, LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer”).
Recitals
Whereas, the Borrower has entered into that certain Revolving Credit and Security Agreement, dated as of March 2, 2021, by and among the Borrower, the Administrative Agent and the lenders party thereto from time to time (the “Lenders”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
Whereas, the Borrower has entered into that certain Servicing Agreement, dated as of March 2, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Servicing Agreement”), by and between the Borrower, the Administrative Agent and the Servicer; and
Whereas, in accordance with the terms of the Credit Agreement and the Servicing Agreement, the Borrower has requested, and the Administrative Agent, the Lenders and the Servicer have agreed to, modify certain provisions of the Credit Agreement and the Servicing Agreement, upon the terms and subject to the conditions set forth herein.
Now, Therefore, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Agreement
1.Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.Amendments to the Credit Agreement. Upon satisfaction of the conditions set forth in Section 4 hereof the Borrower, the Administrative Agent and the Lenders, hereby agree that:
(a)the Credit Agreement is hereby amended by incorporating the changes shown on the marked copy of the Credit Agreement attached hereto as Exhibit A (it being understood that language which appears “~~struck out~~” or “~~struck out~~”, as applicable, has been deleted and language which appears as “double-underlined” or “double-underlined”, as applicable, has been added);
(b)Exhibit F (Credit Policy) to the Credit Agreement is supplemented, solely with respect to Receivables for which WebBank is the applicable Originator, with the policies set forth on Exhibit B attached hereto; and

(c)Exhibit G (Collection Policy) to the Credit Agreement is supplemented, solely with respect to Receivables for which WebBank is the applicable Originator, with the policies set forth on Exhibit C attached hereto.
3.Amendments to the Servicing Agreement. Upon satisfaction of the conditions set forth in Section 4 hereof, the Borrower, the Administrative Agent and the Servicer, hereby agree that the Servicing Agreement is hereby amended by incorporating the changes shown on the marked copy of the Servicing Agreement attached hereto as Exhibit E (it being understood that language which appears “~~struck out~~” or “~~struck out~~”, as applicable, has been deleted and language which appears as “double-underlined” or “double-underlined”, as applicable, has been added);
4.Conditions Precedent. The effectiveness of this Agreement is subject to the receipt by the Administrative Agent of the following, each in form and substance acceptable to the Administrative Agent:
(a)this Agreement, duly executed and delivered by the parties hereto;
(b)a Third Amended and Restated Class A Fee Letter, duly executed and delivered by the parties thereto;
(c)a certificate of a Responsible Officer of the Borrower certifying (i) as to the Borrower’s Constituent Documents, (ii) as to resolutions or other action required under its Constituent Documents to approve the entering into by the Borrower of this Agreement and the other Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), (iv) that no Unmatured Event of Default, Event of Default or Accelerated Amortization Event has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
(d)with respect to the Borrower, Holdings and the Permitted Holder, a good standing certificate issued by the Secretary of State of Delaware as of a recent date;
(e)legal opinions (addressed to the Administrative Agent, the Lenders and their successors and assignees) of counsel to the Borrower reasonably acceptable to the Administrative Agent, covering such matters as the Administrative Agent, the Lenders and their respective counsel shall reasonably request, including but not limited to corporate and enforceability matters; and
(f)evidence that (i) all fees to be received by the Administrative Agent and the Lender on or prior to the date hereof pursuant to the Class A Fee Letter or otherwise have been received in immediately available funds by the Administrative Agent and each Lender, as applicable and (ii) the accrued reasonable and documented fees and expenses of counsel to the Administrative Agent and the Initial Class A Lender, in connection with this Amendment and the transactions contemplated hereby, shall have been paid by the Borrower.
5.Representations and Warranties of Borrower. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
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(a)the representations and warranties of Borrower contained in the Credit Agreement are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of such earlier date;
(b)no Unmatured Event of Default, Event of Default or Accelerated Amortization Event has occurred and is continuing;
(c)the Borrower has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the Facility Documents as amended hereby;
(d)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement;
(e)this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(f)a true, correct and complete copy of the WebBank Program Agreement and the WebBank Purchase Agreement, together with all amendments, supplements or other modifications thereto through the date hereof, is attached hereto as Exhibit D-1 and Exhibit D-2, respectively.
6.Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Administrative Agent and each Lender that:
(a)the representations and warranties of Servicer contained in the Facility Documents to which it is a party are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of such earlier date;
(b)the Servicer has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the Servicing Agreement as amended hereby;
(c)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Servicer of this Agreement; and
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(d)this Agreement has been duly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
7.Effect on the Credit Agreement, the Servicing Agreement and Ratification. (a) Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement, the Servicing Agreement or any of the other Facility Documents or constitute a course of conduct or dealing among the parties. Except as expressly set forth herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Facility Documents. The consents and waivers contained herein do not and shall not create (nor shall the Borrower rely upon the existence of or claim or assert that there exists) any obligation of the Administrative Agent or the Lenders to consider or agree to any further amendment or any waiver or consent and, in the event the Administrative Agent or the Lenders subsequently agree to consider any further amendments or any waiver or consent, neither the consents or waivers contained herein nor any other conduct of the Administrative Agent or the Lenders shall be of any force or effect on the Administrative Agent’s or the Lenders’ consideration or decision with respect to any such requested waiver, consent or amendment and neither the Administrative Agent nor any Lender shall have any further obligation whatsoever to consider or agree to further waiver or consent or any amendment or other agreement. The Credit Agreement and the Servicing Agreement, each as hereby amended, and all other Facility Documents are hereby ratified and re-affirmed in all respects and shall remain unmodified and in full force and effect. All references in the Facility Documents to the Credit Agreement or the Servicing Agreement shall be deemed to be references to the Credit Agreement or the Servicing Agreement as modified hereby. This Agreement shall constitute a Facility Document.
(b)    The relationship of the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement, the Servicing Agreement or any of the other Facility Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

8.No Novation. This Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement, the Servicing Agreement or any other Facility Document or an accord and satisfaction in regard thereto.
9.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither the Borrower nor the Servicer may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
10.Headings. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
11.Incorporation of Credit Agreement. The provisions contained in Section 12.05 (Execution in Counterparts), Section 12.07 (Governing Law), Section 12.08 (Severability of Provisions), Section 12.12 (Submission to Jurisdiction; Waivers; Etc.) and Section 12.13 (Waiver
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of Jury Trial) of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.
REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES FOLLOW.
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In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Divvy Peach, LLC, as Borrower
By: /s/ Germaine Cota
Name: Germaine Cota
Title: Treasurer and Chief Financial Officer

DivvyPay, LLC, as Servicer
By: /s/ René Lacerte
Name: René Lacerte
Title: Manager

SIGNATURE PAGE
AMENDMENT NO. 6 TO REVOLVING CREDIT AND SECURITY AGREEMENT AND
AMENDMENT NO. 1 TO SERVICING AGREEMENT
(DIVVY PEACH, LLC)

Goldman Sachs Bank USA,
as Administrative Agent and Class A Lender
By: /s/ Joseph Grathwohl
Name: Joseph Grathwohl
Title: Authorized Signatory
SIGNATURE PAGE
AMENDMENT NO. 6 TO REVOLVING CREDIT AND SECURITY AGREEMENT AND
AMENDMENT NO. 1 TO SERVICING AGREEMENT
(DIVVY PEACH, LLC)

CONFORMED COPY – NOT EXECUTED IN THIS FORM
Conformed through Amendment No. 6 to Revolving Credit and Security Agreement, dated as of October 29, 2025.
Exhibit A

Marked Credit Agreement

(See attached)

Revolving Credit and Security Agreement
among
Divvy Peach, LLC,
as Borrower,
the Lenders from time to time parties hereto,
and
Goldman Sachs Bank USA,
as Administrative Agent

Dated as of March 2, 2021

4924-8202-0202 7026552 4134-6059-3248.2

Table of Contents
Section    Heading    Page
Section 1.01.    Definitions    1
Section 1.02.    Rules of Construction    38
Section 1.03.    Computation of Time Periods    39
Section 1.04.    Collateral Value Calculation Procedures    39
Section 1.05.    Divisions    40
Article II    Advances    40
Section 2.01.    Revolving Credit Facility    40
Section 2.02.    Making of the Advances    41
Section 2.03.    Evidence of Indebtedness    42
Section 2.04.    Payment of Principal, Interest and Certain Fees    42
Section 2.05.    Prepayment of Advances    43
Section 2.06.    Prepayment Premium and Exit Fee    44
Section 2.07.    Maximum Lawful Rate    46
Section 2.08.    Several Obligations    46
Section 2.09.    Increased Costs    46
Section 2.10.    Compensation; Breakage Payments    48
Section 2.11.    Illegality; Inability to Determine Rates    49
Section 2.12.    Benchmark Replacement    49
Section 2.13.    Rescission or Return of Payment    50
Section 2.14.    Post-Default or Post-Reinvestment Period Interest    50
Section 2.15.    Payments Generally    50
Article III    Conditions Precedent    51
Section 3.01.    Conditions Precedent to this Agreement    51
Section 3.02.    Conditions Precedent to Each Borrowing    53
Article IV    Representations and Warranties    54
Section 4.01.    Representations and Warranties of the Borrower    54
Section 4.02.    Representations and Warranties Relating to the Collateral in Connection with a Borrowing or Withdrawal    61
Article V    Covenants    61
Section 5.01.    Affirmative Covenants of the Borrower    61
Section 5.02.    Negative Covenants of the Borrower    69
Section 5.03.    Certain Undertakings Relating to Separateness    72
Article VI    Events of Default    75
Section 6.01.    Events of Default    75
Section 6.02.    Remedies upon an Event of Default    77
Section 6.03.    Class B Buyout Option    78
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Article VII    Pledge of Collateral; Rights of the Administrative Agent    80
Section 7.01.    Grant of Security    80
Section 7.02.    Release of Security Interest    81
Section 7.03.    Rights and Remedies    82
Section 7.04.    Remedies Cumulative    83
Section 7.05.    Related Documents    83
Section 7.06.    Borrower Remains Liable    83
Section 7.07.    Protection of Collateral    84
Article VIII    Accountings and Releases    85
Section 8.01.    Collection of Money    85
Section 8.02.    Release of Security    85
Article IX    Application of Monies    86
Section 9.01.    Disbursements of Monies from Collection Account    86
Section 9.02.    Permitted Withdrawals    88
Article X    Administration and Servicing of Collateral    89
Section 10.01.    Designation of the Servicer    89
Section 10.02.    Authorization of the Servicer    89
Section 10.03.    Payment of Certain Expenses by Servicer    90
Section 10.04.    Appointment of Backup Servicer    90
Article XI    The Administrative Agent    90
Section 11.01.    Authorization and Action    90
Section 11.02.    Delegation of Duties    91
Section 11.03.    Agent’s Reliance, Etc.    91
Section 11.04.    Indemnification    92
Section 11.05.    Successor Administrative Agent    93
Section 11.06.    Administrative Agent’s Capacity as a Lender    94
Section 11.07.    Certain ERISA Matters    94
Section 11.08.    Erroneous Payments    95
Article XII    Miscellaneous    97
Section 12.01.    No Waiver; Modifications in Writing    97
Section 12.02.    Notices, Etc.    98
Section 12.03.    Taxes    99
Section 12.04.    Costs and Expenses; Indemnification    102
Section 12.05.    Execution in Counterparts    105
Section 12.06.    Assignability    105
Section 12.07.    Governing Law    105
Section 12.08.    Severability of Provisions    105
Section 12.09.    Confidentiality    105
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Section 12.10.    Merger    106
Section 12.11.    Survival    106
Section 12.12.    Submission to Jurisdiction; Waivers; Etc.    106
Section 12.13.    Waiver of Jury Trial    107
Section 12.14.    Service of Process    107
Section 12.15.    Waiver of Setoff    107
Section 12.16.    PATRIOT Act Notice    107
Section 12.17.    Business Days    107
Section 12.18.    Third-Party Beneficiary    108
Section 12.19.    No Fiduciary Duty    108
Section 12.20.    Non-Reliance on Administrative Agent and other Lenders    108
Section 12.21.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    108
Section 12.22.    Acknowledgement Regarding Any Supported QFCs    109
Section 12.23.    Non-Petition    109
Article XIII    Syndication    110
Section 13.01.    Syndication    110
Section 13.02.    Assignment of Advances, Participations and Servicing, Appointment of Agent    110
Section 13.03.    Cooperation in Syndication    113

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Schedules
Schedule 1-A    —    Lenders – Aggregate Percentages
Schedule 1-B    —    Lenders – Class Percentages
Schedule 2    —    Eligible Card Accounts and Eligible Receivables
Schedule 3    —    Notice Information
Schedule 4    —    Collection Account Details
Schedule 5    —    Form of Monthly Report
Schedule 6    —    Data Tape Information
Schedule 7    —    Ineligible Industry
Exhibits
Exhibit A-1    —    Form of Notice of Borrowing (with attached form of Maximum Advance Rate Test Calculation Statement)
Exhibit A-2    —    Form of Notice of Withdrawal (with attached form of Maximum Advance Rate Test Calculation Statement)
Exhibit B    —    Form of Notice of Prepayment
Exhibit C    —    Form of Assignment and Acceptance
Exhibit D    —    Form of Consent and Release
Exhibit E    —    Form of U.S. Tax Compliance Certificate
Exhibit F    —    Credit Policy 2022
Exhibit G    —    Collection Policy

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Revolving Credit and Security Agreement
Revolving Credit and Security Agreement, dated as of March 2, 2021, among Divvy Peach, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”), the Lenders from time to time party hereto, and Goldman Sachs Bank USA, as administrative agent for and on behalf of the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Recitals
Whereas, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and
Whereas, each Lender may make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.
Now, Therefore, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
Article I

Definitions; Rules of Construction; Computations
    Section 1.01.    Definitions. As used in this Agreement, the following terms shall have the meanings indicated:
“31-60-day Adjusted Balance” means, as of any date of determination, the excess of (a) the Aggregate Receivable Balance of all 31-60-day Delinquent Receivables over (b) any Excess Concentration Amount.
“31-60-day Delinquent Receivable” means, as of any date of determination, any Receivable, other than a Defaulted Receivable, as to which all or any portion of a scheduled payment is more than thirty (30) days but less than sixty-one (61) days past the scheduled Due Date for such payment as of such date of determination.
“60-day Delinquent Receivable” means, as of any date of determination, any Receivable, other than a Defaulted Receivable, as to which all or any portion of a scheduled payment is more than sixty (60) days past the scheduled Due Date for such payment as of such date of determination.
“Accelerated Amortization Event” means, as of any date of determination, the occurrence and continuance of any of the following:
     (a)    on or after the date that is three (3) months following the Closing Date, the Two-Month Rolling Average Facility Pool Delinquency Ratio shall be greater than

3.65%; provided, however, that if the Two-Month Rolling Average Facility Pool Delinquency Ratio is equal to or less than 3.65%, the related Accelerated Amortization Event shall cease to exist;
    (b)    on or after the date that is three (3) months following the Closing Date, the Two-Month Rolling Average Facility Pool Default Ratio shall be greater than 2.20%; provided, however, that if the Two-Month Rolling Average Facility Pool Default Ratio is equal to or less than 2.20%, the related Accelerated Amortization Event shall cease to exist;
     (c)    an Event of Default; provided, however, that if such Event of Default is waived, the related Accelerated Amortization Event shall cease to exist;
    (d)    the Servicing Agreement or the Backup Servicing Agreement expires or is otherwise terminated; provided, however, that if a successor Servicing Agreement or a successor Backup Servicing Agreement, as applicable, reasonably acceptable to the Administrative Agent is entered into within thirty (30) days following the date of such termination, the related Accelerated Amortization Event shall cease to exist; or
    (e)    a Regulatory Event that causes a Material Adverse Effect on the Borrower, Holdings, the Permitted Holder or the Collateral; provided, however, that if such Regulatory Event and the related Material Adverse Effect shall cease to exist, the related Accelerated Amortization Event shall cease to exist.
“Adjusted Balance” means, as of any date of determination, the excess of (a) the Aggregate Receivable Balance of all Available Eligible Receivables over (b) any Excess Concentration Amount.
“Adjusted Benchmark Rate” means the applicable Benchmark (or the Benchmark Replacement as set forth in Section 2.12).
“Administrative Agent” has the meaning specified in the introduction to this Agreement.
“Advance” has the meaning specified in Section 2.01.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” means (a) each Lender and each of its Affiliates, and (b) any assignee or participant of any Lender permitted in accordance with Section 12.06.
“Affiliate” means, in respect of a referenced Person, another Person Controlling, Controlled by or under common Control with such referenced Person.
“Aggregate Receivable Balance” means, when used with respect to all or a portion of the Receivables as of any date of determination, the sum of the Receivable Balances of all or of such portion of such Receivables, as applicable, as of such date of determination.

“Agreement” means this Revolving Credit and Security Agreement.
“Amendment No. 3 Closing Date” means August 29, 2022.
“Amendment No. 5 Closing Date” means March 15, 2024.
“Applicable Law” means any Law of any Governmental Authority, including all federal, state and local laws and of other local regulatory authorities, to which the Person in question is subject or by which it or any of its assets or properties are bound, including, all federal, state and local laws in respect of the business of extending credit to borrowers, including (a) the Federal Truth-in-Lending Act (and Regulation Z of the Consumer Financial Protection Bureau) (but only to the extent applicable to the commercial credit cards); (b) the Equal Credit Opportunity Act and Regulation B of the Consumer Financial Protection Bureau; (c) the Federal Trade Commission Act; (d) all applicable state and federal securities laws; (e) all applicable usury laws (including any related fee or disclosure requirements); (f) the Federal Deposit Insurance Act and Federal Deposit Insurance Corporation regulations; (g) Privacy and Data Security Requirements; (h) Expedited Funds Availability Act and Regulation CC; (i) the Electronic Signatures in Global and National Commerce Act and any other applicable laws relating to the electronic execution of documents and instruments; (j) the Electronic Funds Transfer Act; (k) anti-money laundering and Bank Secrecy Act laws; (l) rules and regulations regarding the blocking of assets and the prohibition of transactions involving persons or countries designated by OFAC or the U.S. Department of State; (m) applicable laws relating to persons that are the subject of sanctions administered or enforced by OFAC or the U.S. Department of State, including those named on, or owned or controlled by those named on, the list of Specially Designated Nationals and Blocked Persons issued by OFAC and currently in effect; (n) the Fair and Accurate Credit Transactions Act; (o) the California Consumer Privacy Act; (p) PCI-DSS; (q) Network Rules; (r) National Automated Clearing House Association rules; (s) Americans With Disabilities Act; and (t) other anti-discrimination and fair credit laws, laws relating to servicing procedures or maximum charges and rates of interest, privacy laws and other similar laws, each to the extent applicable, and all applicable rules and regulations in respect of any of the foregoing.
“Applicable Margin” means, (a) with respect to the Class A Advances, 1.95% and (b) with respect to the Class B Advances, 0.00%.
“Assigning Lender” has the meaning specified in Section 13.02(a).
“Assignment” has the meaning assigned to such term in the Receivable Purchase Agreement.
“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit C hereto, entered into by a Lender, an assignee and the Administrative Agent and, if applicable, the Borrower.
“Available Eligible Receivable” means an Eligible Receivable that is not either a Defaulted Receivable or a 60-day Delinquent Receivable.

“Backup Servicer” means (a) Carmel Solutions LLC, an Indiana limited liability company, acting in such capacity pursuant to the Backup Servicing Agreement or (b) any other Person party to a backup servicing agreement acting as backup servicer with the prior written consent of the Administrative Agent.
“Backup Servicer Report” means the report specified as such in the Backup Servicing Agreement, in form and substance reasonably acceptable to the Administrative Agent.
“Backup Servicing Agreement” means (a) the Backup Servicing Agreement, dated as of the Closing Date, by and between the Borrower, the Administrative Agent, the Servicer and the Backup Servicer, or (b) such other backup servicing agreement among the Borrower, the Administrative Agent, the Servicer and a Backup Servicer, that is in form and substance satisfactory to the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code.
“Base Rate” means, on any date of determination, a fluctuating interest rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the Prime Rate. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 days or 366 days, as applicable, and the actual days elapsed. Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and the actual days elapsed.
“Benchmark” means, initially, the SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, then, pursuant to terms and according to Section 2.12, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder in respect of such determination on such date and all determinations on all subsequent dates; provided further that if the Benchmark as determined would be less than the Floor for any calculation period under the Agreement, the Benchmark will be the Floor for such period.
“Benchmark Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to fund any Advance under the then-current Benchmark, (b) any Lender shall have notified the Administrative Agent of the inability, for any reason, of such Lender or any of its assignees or participants to determine the Adjusted Benchmark Rate, (c) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that the rate at which deposits of Dollars are being offered to such Lender or any of its assignees or participants does not accurately reflect the cost to such Lender, such assignee or such participant of making, funding or maintaining any Advance under the then-current Benchmark, or (d) any Lender shall have notified the Administrative Agent of the inability of such Lender or any of its assignees or participants to obtain Dollars to make, fund or maintain any Advance under the then-current Benchmark; provided, however, that a Benchmark Disruption Event shall not cover or be triggered by a Benchmark Transition Event and its related Benchmark Replacement Date with respect to the then-current Benchmark.
“Benchmark Replacement” means, for any Interest Accrual Period, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.
“Benchmark Replacement Adjustment” means, for any Interest Accrual Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent for the applicable Corresponding Tenor in its commercially reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning specified in the introduction to this Agreement.
“Borrower Information” means the non-public or proprietary information provided hereunder by the Borrower with respect to the Borrower, Holdings, the Permitted Holder, their respective Affiliates or any other non-public information relating to the foregoing furnished to any Secured Party pursuant to this Agreement or any other Facility Document. Notwithstanding the foregoing, the term “Borrower Information” shall not include any information which (a) is or becomes generally available to the public other than as a result of a breach of Section 12.09, (b) becomes available to the Administrative Agent, or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (c) was available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower hereunder.
“Borrower LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of the Closing Date, by and between Holdings, as sole member, and Kristine E. Eppes, as Independent Manager.
“Borrowing” has the meaning specified in Section 2.01.
“Borrowing Base” means the sum of the Class A Borrowing Base and the Class B Borrowing Base.
“Borrowing Date” means the date of a Borrowing.
“Business Day” means any day other than (a) a Saturday or Sunday and (b) the days on which banks are authorized or required to close in New York, New York or Salt Lake City, Utah, or a legal or federal holiday.
“Card Account” means a commercial open-end, non-revolving credit account established by a Card Account Agreement.
“Card Account Agreement” means, in respect of a Program, a commercial credit agreement between an Originator and an Obligor that provides the terms and conditions and disclosures required by Applicable Law for a Card Account.
“Card Account Transaction” means any transaction on a Card Account, including purchases, cash advances, balance transfers, payments, deposits, withdrawals, refunds, chargebacks, or other credits or debits to a Card Account.

“Cash” means Dollars immediately available on the day in question.
“Change of Control” means, at any time, the occurrence of one or more of the following events: (a) prior to the consummation of the Permitted Holdings Transfer, (i) the legal and beneficial owners of the Equity Interests of Holdings as of the Closing Date, collectively, fail to directly own, legally or beneficially, at least 51% of the Equity Interests of Holdings at any time, or (ii) individuals who as of the Closing Date constitute the board of directors of Holdings cease for any reason (other than death or incapacity) to constitute a majority of the board of directors of Holdings at any time, (b) following the consummation of the Permitted Holdings Transfer, (i) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 50% or more of the ordinary voting power for the election of directors of the Permitted Holder (determined on a fully diluted basis), (ii) during any twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Permitted Holder cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (iii) the Permitted Holder fails to, directly or indirectly, own, legally and beneficially, 100% of the Equity Interests of Holdings at any time or (iv) the Permitted Holder ceases to have the power or authority to Control or direct the management and policies of Holdings at any time (including ceasing to have the power to appoint the members of the board of directors of Holdings at any time), (c) Holdings fails to directly own, legally and beneficially, 100% of the Equity Interests of the Borrower at any time or (d) Holdings ceases to have the power or authority to Control or direct the management and policies of the Borrower at any time.
“Class A Advance” has the meaning specified in Section 2.01.
“Class A Borrowing Base” means, as of any date of determination, the sum of (a) 82.5% of the Adjusted Balance (other than the 31-60-day Adjusted Balance) plus (b) the product of (x) the Collection Account Expected Cash Balance as of such date ((i) other than the Collection Account Required Amount on such date of determination and (ii) after giving pro forma effect to any proposed withdrawal on such date of determination pursuant to Section 9.02) multiplied by (y) the outstanding principal amount of Class A Advances divided by the outstanding principal amount of all Advances as of such date, plus (c) 37.5% of the 31-60-day Adjusted Balance. For purposes of calculating the Class A Borrowing Base, the Receivables Balance shall be reduced by any Collections actually received by the Borrower but considered “on hold” and unpaid by the Servicer as set forth in the most recent Data Tape delivered to the Administrative Agent.

“Class A Effective Advance Rate” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the outstanding principal amount of all Class A Advances minus the product of (i) the Collection Account Expected Cash Balance minus the Collection Account Required Amount as of such date multiplied by (ii) the outstanding principal amount of Class A Advances divided by the outstanding principal amount of all Advances as of such date, divided by (b) the Adjusted Balance.
“Class A Facility Amount” means $300,000,000, as increased in connection with a Facility Increase.
“Class A Fee Letter” means the Second Amended and Restated Class A Fee Letter dated as of the Amendment No. 5 Closing Date, by and among the Borrower, the Administrative Agent and the Initial Class A Lender.
“Class A Interest” means, for each day during an Interest Accrual Period and each outstanding Class A Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:
IR x P x 1/D
where:
IR    =    the Interest Rate for such Class A Advance on such day;
P    =    the principal amount of such Class A Advance on such day; and
D    =    360.
“Class A Lender” means each Person listed on Schedule 1-B as a Class A Lender and any other Person that shall have become a party hereto as a Class A Lender in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Class A Lender Interest Purchase Amount” has the meaning specified in Section 6.03(a).
“Class A Lender Interests” means all present and future indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Class A Lenders arising under this Agreement or any other Facility Document or the transactions contemplated hereby or thereby, including the repayment of the aggregate outstanding principal of the Class A Advances and the payment of Class A Interest, Class A Unused Fee, the Exit Fee under the Class A Fee Letter and all other amounts due or to become due from the Borrower to the Class A Lenders (or to the Administrative Agent, if the Administrative Agent is an Affiliate of a Class A Lender) under this Agreement and any other Facility Document (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower, Holdings or the Permitted Holder (in each case whether or not allowed as a claim in such proceeding), including, but not limited to, the amount of all liabilities (without duplication) that the Borrower has incurred or is expected to incur in the nature of indemnification obligations of the Borrower hereunder (including amounts due and owing or expected to be due and owing under Sections 2.09, 2.10, 12.03 and 12.04) which have resulted or could result in loss, cost, damage or expense to the Class A Lenders.
“Class A Maximum Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class A Advances is less than or equal to (b) the Class A Maximum Available Amount at such time.
“Class A Maximum Available Amount” means, at any time, the lesser of (a) the Class A Facility Amount; and (b) the Class A Borrowing Base at such time. For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Class A Maximum Available Amount shall be subject to the satisfaction of the condition precedent set forth in Section 3.02(b).
“Class A Minimum Utilization Amount” means,
(a)for any date of determination during the period beginning on the Closing Date and ending on (but excluding) the date that is three (3) months following the Amendment No. 3 Closing Date, $37.5 million;
(b)for any date of determination during the period beginning on the date that is three (3) months following the Amendment No. 3 Closing Date and ending on (but excluding) the date that is six (6) months following the Amendment No. 3 Closing Date, an amount equal to 50.0% of the Class A Facility Amount as of such date of determination; and
(c)for any date of determination on and after the date that is six (6) months following the Amendment No. 3 Closing Date, an amount equal to 60.0% of the Class A Facility Amount as of such date of determination;
provided, that the Class A Minimum Utilization Amount shall be zero for any date following the termination of the Reinvestment Period.
“Class A Minimum Utilization Fee” means, with respect to each Minimum Utilization Period, the product of (a) the weighted average Applicable Margin in respect of Class A Advances, (b) the greater of (i) zero and (ii) the excess, if any, of (A) the average of the Class A Minimum Utilization Amount for each day during such Minimum Utilization Period over (B) the average outstanding principal amount of all of the Class A Advances during such Minimum Utilization Period and (c) a fraction, the numerator of which is the number of days in such Minimum Utilization Period and the denominator of which is 360.

“Class A Obligations” means all Obligations owed to the Class A Lenders.
“Class A Unused Fee” means, for each Interest Accrual Period that occurs during the Reinvestment Period, the product of (a) the Class A Unused Premium, (b) the greater of (i) zero and (ii) the excess of (A) the average of the Class A Facility Amount for each day during such Interest Accrual Period over (B) the greater of (x) the average outstanding principal amount of all of the Class A Advances during such Interest Accrual Period and (y) the average of the Class A Minimum Utilization Amount for each day during such Interest Accrual Period, and (c) a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 360.
“Class A Unused Premium” means, as of each Interest Accrual Period during the Reinvestment Period, 0.40%; provided that if the average outstanding principal amount of all of the Class A Advances during such Interest Accrual Period is greater than or equal to 75% of the Class A Facility Amount, 0.35%.
“Class B Advance” has the meaning specified in Section 2.01.
“Class B Borrowing Base” means, as of any date of determination, the sum of (a) 95% of the Adjusted Balance (other than the 31-60-day Adjusted Balance), plus (b) the Collection Account Expected Cash Balance as of such date ((i) other than the Collection Account Required Amount on such date of determination and (ii) after giving pro forma effect to any proposed withdrawal on such date of determination pursuant to Section 9.02), plus (c) 47.5% of the 31-60-day Adjusted Balance, minus (d) the outstanding principal amount of all Class A Advances as of such date. For purposes of calculating the Class B Borrowing Base, the Receivables Balance shall be reduced by any Collections actually received by the Borrower but considered “on hold” and unpaid by the Servicer as set forth in the most recent Data Tape delivered to the Administrative Agent.
“Class B Effective Advance Rate” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the outstanding principal amount of all Advances minus the Collection Account Expected Cash Balance plus the Collection Account Required Amount as of such date, divided by (b) the Adjusted Balance.
“Class B Facility Amount” means $0, as increased in connection with a Facility Increase.
“Class B Fee Letter” means a Class B Fee Letter to be entered into by and among the Borrower and a Class B Lender.
“Class B Interest” means, for each day during an Interest Accrual Period and each outstanding Class B Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:
IR x P x 1/D
where:

IR    =    the Interest Rate for such Class B Advance on such day;
P    =    the principal amount of such Class B Advance on such day; and
D    =    360.
“Class B Lender” means each Person listed on Schedule 1-B as a Class B Lender and any other Person that shall have become a party hereto as a Class B Lender in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Class B Maximum Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class B Advances is less than or equal to (b) the Class B Maximum Available Amount at such time.
“Class B Maximum Available Amount” means the lesser of (a) the Class B Facility Amount; and (b) the Class B Borrowing Base at such time. For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Class B Maximum Available Amount shall be subject to the satisfaction of the condition precedent set forth in Section 3.02(b).
“Class B Minimum Utilization Amount” means, as of any date of determination during the Minimum Utilization Period, 50% of the Class B Facility Amount as of such date of determination. The Class B Minimum Utilization Amount shall be zero for any date after the Reinvestment Period.
“Class B Minimum Utilization Fee” means, with respect to each Minimum Utilization Period, the product of (a) the weighted average Applicable Margin in respect of Class B Advances, (b) the greater of (i) zero and (ii) the excess, if any, of (A) the average of the Class B Minimum Utilization Amount for each day during such Minimum Utilization Period over (B) the average outstanding principal amount of all of the Class B Advances during such Minimum Utilization Period and (c) a fraction, the numerator of which is the number of days in such Minimum Utilization Period and the denominator of which is 360.
“Class B Purchase Option Exercise Date” has the meaning specified in Section 6.03(a).
“Class B Purchase Option Notice” has the meaning specified in Section 6.03(a).
“Class B Purchase Request” has the meaning specified in Section 6.03(a).
“Class B Purchase Right” has the meaning specified in Section 6.03(a).
“Class B Purchase Right Termination Date” has the meaning specified in Section 6.03(a).
“Class B Purchase Right Trigger” has the meaning specified in Section 6.03(a).

“Class B Unused Fee” means, for each Interest Accrual Period that occurs during the Reinvestment Period, the product of (a) the Class B Unused Premium, (b) the greater of (i) zero and (ii) the excess of (A) the average of the Class B Facility Amount for each day during such Interest Accrual Period over (B) the greater of (x) the average outstanding principal amount of all of the Class B Advances during such Interest Accrual Period and (y) the average of the Class B Minimum Utilization Amount for each day during such Interest Accrual Period, and (c) a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 360.
“Class B Unused Premium” means, as of each Interest Accrual Period during the Reinvestment Period, 0.50%; provided that if the average outstanding principal amount of all of the Class B Advances during such Interest Accrual Period is greater than or equal to 75% of the Class B Facility Amount, 0.375%.
“Closing Date” means March 2, 2021.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) as administrator of the Term SOFR (or a successor administrator of Term SOFR as determined by the Administrative Agent in its reasonable discretion).
“Code” means the Internal Revenue Code of 1986.
“Collateral” has the meaning specified in Section 7.01(a).
“Collection Account” means the account established at the Collection Account Bank in the name of the Borrower, which account has been designated as the Collection Account and which shall at all times be the subject of a Collection Account Control Agreement.
“Collection Account Bank” means (a) JPMorgan Chase Bank, N.A. or (b) another Qualified Institution reasonably acceptable to the Administrative Agent.
“Collection Account Control Agreement” means (a) the Deposit Account Control Agreement dated as of the Closing Date among the Borrower, the Administrative Agent and the Collection Account Bank in respect of the Collection Account, or (b) any other agreement in form reasonably acceptable to the Administrative Agent among the Borrower, the Administrative Agent and a Collection Account Bank establishing “control” within the meaning of the UCC over the Collection Account or such other account as may be applicable from time to time.
“Collection Account Expected Cash Balance” means, as of any date of determination, the aggregate amount of cash on deposit in the Collection Account as of such date plus amounts from ACH payments initiated by the Borrower or initiated by the Servicer on behalf of the Borrower that the Borrower reasonably expects (based on the related Obligor’s past performance) will clear and be on deposit in the Collection Account by the end of such date.
“Collection Account Required Amount” means, as of any date of determination, the aggregate of the amounts applied (or, in the case of a shortfall in such application, should have been applied) in Sections 9.01(a), (b), (c) and (f) for the payment of interest and fees on the immediately preceding Payment Date, excluding, for the avoidance of doubt, any payments of principal or reimbursements.
“Collection Period” means (a) with respect to the first Payment Date occurring after the Closing Date, the period beginning on the Closing Date and ending on the last day of the first full calendar month ending after the Closing Date, and (b) with respect to any other Payment Date or other date, the prior calendar month.
“Collection Policy” means (a) with respect to the initial Servicer, the customer management and collections policy attached hereto as Exhibit G, which, subject to Sections 5.01(d)(viii) and 5.02(j), may be amended, modified, waived or supplemented by the Servicer from time to time, and (b) with respect to any successor servicer approved by the Administrative Agent, such servicer’s customary and standard collection policies and guidelines for servicing corporate credit card receivables.
“Collections” means all cash collections, distributions, payments and other amounts received by an Originator, the Servicer, the Backup Servicer, the Seller or the Borrower, from any Person in respect of any Receivables and Related Documents, including all principal, interest, fees, and repurchase proceeds payable to the Borrower under or in connection with any such Receivables and Related Documents, all payments with respect to fees or other charges, any Interchange payable to Holdings or the Borrower, any risk-sharing payments payable to Holdings or the Borrower with respect to such Receivables or Related Documents and all Proceeds from any sale or disposition of any such Receivables or Related Documents.
“Concentration Limitations” means, as of any date of determination, commencing three (3) months from the Closing Date, the following limitations applied, without duplication, to the Available Eligible Receivables owned (or, in relation to a proposed purchase of a Receivable, proposed to be owned) by the Borrower, and in each case in accordance with the procedures set forth in Section 1.04:
(a)the amount by which the Aggregate Receivable Balance of such Available Eligible Receivables represented by Obligors engaged in industries with the NAICS code 54 exceeds 35% of the Aggregate Receivable Balance of all Available Eligible Receivables on such date;
(b)the amount by which the Aggregate Receivable Balance of such Available Eligible Receivables represented by Obligors in any single industry (other than the professional service industry) exceeds 25% of the Aggregate Receivable Balance of all Available Eligible Receivables on such date;
(c)the amount by which the Aggregate Receivable Balance of such Available Eligible Receivables represented by Obligors in the top three (3) industries (measured by Aggregate Receivable Balance) exceeds 65% of the Aggregate Receivable Balance of all Available Eligible Receivables on such date;

(d)the amount by which the Aggregate Receivable Balance of such Available Eligible Receivables represented by Card Accounts with credit lines in excess of $5.0 million exceeds 25% of the Aggregate Receivable Balance of all Available Eligible Receivables on such date;
(e)the amount by which the Aggregate Receivable Balance of such Available Eligible Receivables represented by Card Accounts with credit lines in excess of $3.0 million exceeds 30% of the Aggregate Receivable Balance of all Available Eligible Receivables on such date;
(f)the amount by which the Aggregate Receivable Balance of such Available Eligible Receivables represented by any single Obligor Origination State exceeds 30% of the Aggregate Receivable Balance of all Available Eligible Receivables on such date;
(g)the amount by which the Aggregate Receivable Balance of such Available Eligible Receivables represented by 31-60-day Delinquent Receivables exceeds 5% of the Aggregate Receivable Balance of all Available Eligible Receivables on such date; and
(h)the amount by which the Aggregate Receivable Balance of such Available Eligible Receivables represented by the same Obligor exceeds 5% of the Aggregate Receivable Balance of all Available Eligible Receivables on such date.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent and Release” means a consent and release letter executed by the Administrative Agent in substantially the form of Exhibit D hereto or any other form reasonably acceptable to the Administrative Agent.
“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, trust agreement, limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization.
“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.
“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable accrual period with respect to the then-current Benchmark.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 12.22.
“CRB” means Cross River Bank, a New Jersey chartered commercial bank.
“CRB Program” means the “Card Program” as such term is defined in CRB Program Agreement.
“CRB Program Agreement” means the Master Services Agreement, dated October 16, 2020 by and between Holdings and CRB.
“CRB Transfer Event” means, in respect of any Receivable originated by CRB, a “Transfer Event” as such term is defined in CRB Program Agreement.
“Credit Approval Date” means, with respect to any Receivable, the date on which the Obligor was granted credit approval in accordance with the Credit Policy.
“Credit Policy” means the commercial underwriting and line management policy of Holdings attached hereto as Exhibit F, which, subject to Sections 5.01(d)(viii) and 5.02(j), may be amended, modified, waived or supplemented by Holdings from time to time.
“Custodian” means (a) Holdings, acting in such capacity pursuant to the Servicing Agreement, or (b) any other Person party to a custody and verification agreement acting as custodian with the written consent of the Administrative Agent.
“Data Tape” means a data tape, which shall include with respect to each Eligible Receivable the information set forth on Schedule 6.
“Debtor Relief Laws” means (a) the Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, adjustment of debt, marshaling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Receivable” means a Receivable that (a) with respect to which all or any portion of a scheduled payment remains unpaid for more than one-hundred twenty (120) days or

(b) has been charged-off or discharged or should have been charged-off or discharged under the charge-off policy set forth in and forming part of the Collection Policy.
“Defaulting Lender” shall mean any Lender (other than the Initial Class A Lender), (a) has failed to (i) fund all or any portion of its Advances on the date such Advances were required to be funded hereunder (and not otherwise funded by another Class A Lender or Class B Lender, as applicable) unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (and not otherwise paid by another Lender) within three (3) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (c) has become the subject of an Insolvency Event.
“Determination Date” means the last day of each Collection Period.
“Divvy Score” means a rating assigned by Divvy’s risk team based on the parameters set forth in the Credit Policy.
“Dollars” and “$” mean lawful money of the United States of America.
“Due Date” means each date on which any payment is due on a Receivable in accordance with its terms.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Card Account” has the meaning set forth on Schedule 2 hereto.
“Eligible Receivable” has the meaning set forth on Schedule 2 hereto.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership (including beneficial ownership) or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership (including beneficial ownership) or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership (including beneficial ownership) or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership (including beneficial ownership) or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.
“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) of the Code (or Section 414(m) or (o) of the Code for purposes of provisions related to Section 412 of the Code) with the Borrower.
“Erroneous Payment” has the meaning set forth in Section 11.08(a).
“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 11.08(d).
“Erroneous Payment Impacted Class” has the meaning set forth in Section 11.08(d).
“Erroneous Payment Return Deficiency” has the meaning set forth in Section 11.08(d).
“Escrow Account” means the account established at the Escrow Account Bank in the name of the Borrower, which account holds solely Escrowed Amounts.
“Escrow Account Bank” means (a) JPMorgan Chase Bank, N.A. or (b) another Qualified Institution reasonably acceptable to the Administrative Agent.
“Escrowed Amounts” means, with respect to any Receivable, amounts deposited by the Obligors in trust with the Borrower pursuant to the applicable Card Account Agreement and applied from time to time to all or any portion of a scheduled payment on such Receivable that remains unpaid beyond the applicable Due Date.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 6.01.
“Excess Concentration Amount” means, at any time in respect of which any one or more of the Concentration Limitations are exceeded, the portion (calculated by the Borrower or the Servicer in accordance with Section 1.04) of the Receivable Balance of the Available Eligible Receivables that cause such Concentration Limitations to be exceeded.
“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed in the case of any Secured Party, by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of any Lender, any U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Obligation pursuant to a law in effect on the date on which (i) such Lender acquires such interest in an Obligation or otherwise becomes a party to this Agreement (other than pursuant to an assignment under Sections 2.09(b), 2.09(d), 2.11(b) or 12.03(h)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 12.03(g), and (d) any withholding Taxes imposed under FATCA.
“Exit Fee” has the meaning specified in the Class A Fee Letter and the Class B Fee Letter, as applicable.
“Expected Class A Lender Interests” has the meaning specified in Section 6.03(a).
“EyeCare” means EyeCare Partners, LLC.
“Facility Amount” means the sum of the Class A Facility Amount and the Class B Facility Amount, as increased in connection with a Facility Increase.
“Facility Documents” means this Agreement, the Backup Servicing Agreement, the Borrower LLC Agreement, the Collection Account Control Agreement, each Fee Letter, the Limited Guaranty and Indemnity Agreement, each Program Agreement, the Receivable Purchase Agreement, the Servicing Agreement, and any other agreements, documents, security agreements and other instruments entered into or delivered by or on behalf of the Borrower, the Backup Servicer, the Collection Account Bank, the Custodian, Holdings, an Originator, the Permitted Holder, the Seller or the Servicer, in connection with any of the foregoing agreements, this Agreement or pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Administrative Agent’s security interest in the Collateral.
“Facility Increase” mean, following the Borrower’s written request, an increase in the Facility Amount, the Class A Facility Amount or the Class B Facility Amount, in each case, as the Administrative Agent may agree to in its sole discretion, to be allocated in accordance with Section 12.01(b)(iii).
“Facility Pool Default Ratio” means on any date of determination with respect to a Collection Period, the ratio (expressed as a percentage) equal to (a) the Aggregate Receivable Balance of all Receivables that were Eligible Receivables on their respective Purchase Date that became Defaulted Receivables during such Collection Period, divided by (b) the Aggregate

Receivable Balance of all Eligible Receivables acquired by the Borrower during the Collection Periods occurring either four or five calendar months, as applicable based on the Origination Date of such Receivables, immediately prior to such date of determination and which Receivables could have, based on their Origination Date, become Defaulted Receivables.
“Facility Pool Delinquency Ratio” means on any date of determination with respect to a Collection Period, the ratio (expressed as a percentage) equal to (a) the Aggregate Receivable Balance of all Eligible Receivables that are at such time more than 30 days past due (other than, subject to the Fraud Provision, Fraud Delinquent Receivables that were actually repurchased by the Seller) during such Collection Period, divided by (b) the Aggregate Receivable Balance of all Eligible Receivables acquired by the Borrower occurring one or two calendar months, as applicable based on the Origination Date of such Receivables, immediately prior to such date of determination and which Receivables could have, based on their Origination Date, become more than 30 days past the scheduled Due Date for a scheduled payment.
“FATCA” means Code Sections 1471 through 1474, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Administrative Agent in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.
“Fee Letters” means, collectively, the Class A Fee Letter and the Class B Fee Letter.
“Final Maturity Date” means the earliest of (a) May 3, 2028 (or such later date as may be agreed by the Borrower and each of the Lenders and notified in writing to the Administrative Agent), (b) the date of the acceleration of the Advances pursuant to Section 6.02, or (c) the date on which all Obligations shall have been paid in full (other than contingent indemnity obligations not yet due and owing).
“Floor” means 0.25%.

“Fraud Delinquent Receivable” means, as of any date of determination, (i) any Eligible Receivable subject to fraud on the part of the Obligor (as determined in the reasonable discretion of the Seller), other than a Defaulted Receivable, or (ii) as to which all or any portion of the first scheduled payment is past the scheduled Due Date for such payment as of such date of determination.
“Fraud Provision” means, the right (but not the obligation) of the Seller to repurchase any Fraud Delinquent Receivable pursuant to the Receivable Purchase Agreement; provided that in no event shall the number of Fraud Delinquent Receivables so repurchased exceed $10,000,000 during the term of this Agreement.
“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement or any Facility Document that would (a) increase the term of the commitments (other than an increase in the commitment of a particular Lender or addition of a new Lender hereunder agreed to by the relevant Lender(s) and the Administrative Agent pursuant to the terms of this Agreement) or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee due and owing to a Lender, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.04, Section 3.02, Section 6.01 (provided, however, that, notwithstanding anything to the contrary in Section 6.01 or the foregoing clause (b), the Administrative Agent and the Required Lenders, in their sole discretion, may allow the Borrower to cure any Event of Default within no more than three (3) Business Days after the occurrence of such Event of Default (including the lapse of any applicable grace period) and, if the Borrower cures such Event of Default to the satisfaction of the Administrative Agent and the Required Lenders within such period of time, such Event of Default shall be deemed waived by the Lenders), Section 6.02, Section 6.03, Section 7.02, Section 9.01, Section 12.01(b), Section 12.06 or Article XIII, (g) modify the definition of the terms “31-60-day Delinquent Receivable,” “60-day Delinquent Receivable,” “Accelerated Amortization Event,” “Borrowing Base,” “Change of Control,” “Class A Borrowing Base,” “Class A Facility Amount,” “Class A Interest Rate,” “Class A Lender,” “Class A Effective Advance Rate,” “Class A Maximum Advance Rate Test,” “Class A Maximum Available Amount,” “Class A Unused Fee,” “Class B Borrowing Base,” “Class B Effective Advance Rate,” “Class B Maximum Advance Rate Test,” “Class B Maximum Available Amount,” “Defaulted Receivable,” “Eligible Card Account”, “Facility Pool Default Ratio,” “Facility Pool Delinquency Ratio,” “Fraud Delinquent Receivable,” “Fraud Provision,” “Fundamental Amendment,” “Maximum Available Amount,” “Maximum Advance Rate Test,” “Permitted Sale”, “Required Lenders,” “Servicer Event of Default,” “Three-Month Rolling Average Facility Pool Default Ratio,” “Three-Month Rolling Average Facility Pool Delinquency Ratio,” “Two-Month Rolling Average Facility Pool Default Ratio,” “Two-Month Rolling Average Facility Pool Delinquency Ratio,” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) extend the Reinvestment Period, (i) release any Limited Guarantor from its obligations under the Limited Guaranty and Indemnity Agreement, (j) terminate or remove Seller’s obligations to repurchase Receivables pursuant to the Receivable

Purchase Agreement, (k) change the currency required for payments of Obligations under this Agreement, or (l) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or its rights, title or interest in or to all or any material portion of the Collateral (except, in each case, as permitted under this Agreement); provided, however, that (i) no amendment, waiver, supplement or other modification of the provisions or definitions described above which solely relate to or affect the rights or obligations of the Borrower or the Class A Lenders and will have no effect on the rights or obligations of the Class B Lenders (whether directly or indirectly), in each, case, relating thereto shall be deemed to be a Fundamental Amendment and (ii) no amendment, waiver, supplement or other modification to the proviso in Section 2.01(a) shall be deemed a Fundamental Amendment.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, quasi-regulatory authority, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the SEC, the stock exchanges, any federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.
“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.
“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities. For the avoidance of doubt, “Governmental Filings” do not include filings of financing statements under the UCC or comparable laws.
“Holdings” means DivvyPay, LLC (successor in interest to DivvyPay, Inc.).
“Indemnified Party” has the meaning specified in Section 12.04(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Manager” means an individual who is natural person and who: (i) for the five-year period prior to such person’s appointment as Independent Manager has not been, and during the continuation of such person’s service as Independent Manager is not: (A) an employee, director, stockholder, member, manager, partner or officer of Holdings or any of its Affiliates (other than such person’s service as an Independent Manager of or Special Member to the Borrower); (B) a customer or supplier of Holdings or any of its Affiliates (other than such person’s service as an Independent Manager of or Special Member to the Borrower); or (C) any member of the immediate family of a person described in the foregoing clause (A) or (B); and (ii) has (A) prior experience as an Independent Manager for a corporation or limited liability company whose charter or organizational documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (B) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services (including providing independent managers or Managers) to issuers of securitization or structured finance instruments, agreements or securities.
“Ineligible Industry” means an industry with an NAICS code listed on Schedule 7.
“Ineligible Receivable” means, as of any date of determination, any Receivable that is not an Eligible Receivable.
“Information” has the meaning specified in Section 13.03(b).
“Initial Class A Lender” means Goldman Sachs Bank USA.
“Initial Class B Lender” means Powerscourt Investments XX, L.P., so long as such Person is a Class B Lender and if Powerscourt Investments XX, L.P. (or an Affiliate of Powerscourt Investments XX, L.P.) is no longer a Class B Lender, no consents or notices will be required to be obtained or delivered to the Initial Class B Lender thereafter under this Agreement.
“Insolvency Event” means with respect to a specified Person, (a) the commencement of a proceeding by the filing of a petition seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding shall remain unstayed and in effect for a period of sixty (60) consecutive days, or immediately upon entry of such decree or order in such proceeding; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interchange” means all interchange fees or issuer rate fees payable to an Originator in its capacity as card issuer through any system in connection with charges for goods and services by holders of cards (as such term is defined in a Program Agreement).
“Interest” means, for each day during an Interest Accrual Period and each outstanding Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:
IR x P x 1/D
where:
IR    =    the Interest Rate for such Advance on such day;
P    =    the principal amount of such Advance on such day; and
D    =    360.
“Interest Accrual Period” means,
    (a)    with respect to each Advance (or portion thereof) (i) with respect to the initial Payment Date for such Advance (or portion thereof), the period from and including the related Borrowing Date to, and including, the last day of the Collection Period ending immediately after such Borrowing Date and (ii) with respect to any subsequent Payment Date for such Advance (or portion thereof), the applicable Collection Period preceding such Payment Date; provided, that the final Interest Accrual Period for all outstanding Advances hereunder shall end on and include the day prior to the payment in full of the Advances hereunder;
    (b)    any Interest Accrual Period with respect to any Advance which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and
    (c)    in the case of any Interest Accrual Period for any Advance which commences before an Event of Default and would otherwise end on a date occurring after the occurrence of an Event of Default, the Administrative Agent may, in its sole discretion, cause such Interest Accrual Period to end upon the occurrence of an Event of Default and the duration of each Interest Accrual Period which commences on or after the occurrence of an Event of Default shall be of such duration as selected by the Administrative Agent.
“Interest Rate” means, for any Interest Accrual Period and for each Advance outstanding by a Lender for each day during such Interest Accrual Period:
    (a)    prior to the Scheduled Reinvestment Period Termination Date, so long as no Accelerated Amortization Event or Event of Default (which has not otherwise been waived by the Required Lenders pursuant to the terms hereof) has occurred and is continuing, and so long as no Benchmark Disruption Event has occurred and is continuing, a rate equal to the Adjusted Benchmark Rate plus the Applicable Margin, and, in the event that a Benchmark Disruption Event has occurred and is continuing, a rate equal to the Base Rate plus the Applicable Margin; or
    (b)     on and after the Scheduled Reinvestment Period Termination Date, so long as no Accelerated Amortization Event or Event of Default (which has not otherwise been waived by the Required Lenders pursuant to the terms hereof) has occurred and is continuing, the Interest Rate shall be the Post-Reinvestment Period Rate plus the Applicable Margin; or
     (c)    upon the occurrence and during the continuance of an Accelerated Amortization Event or an Event of Default (which has not otherwise been waived by the Required Lenders pursuant to the terms hereof), the Interest Rate shall be the Post-Default Rate plus the Applicable Margin.
“Investment Company Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.
“Lender” means, (a) any Class A Lender and any Class B Lender, and (b) “Lenders” means, collectively, all of the foregoing lenders.
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).
“Limited Guarantors” means each of Holdings and the Permitted Holder, each in its capacity as a limited guarantor under the Limited Guaranty and Indemnity Agreement, on a joint and several basis.

“Limited Guaranty and Indemnity Agreement” means that certain Amended and Restated Limited Guaranty and Indemnity Agreement made by the Limited Guarantors for the benefit of the Administrative Agent, dated as of the Amendment No. 3 Closing Date.
“Limited Guaranty Event of Default” has the meaning assigned to such term in the Limited Guaranty and Indemnity Agreement.
“Margin Stock” has the meaning specified in Regulation U.
“Material Adverse Effect” means, with respect to any Person, an action or an event that could have a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of such Person, (b) the validity, enforceability or collectability of this Agreement or any other Facility Document against such Person or the validity, enforceability or collectability of all or any material portion of the Eligible Receivables, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of such Person to perform its obligations under any Facility Document to which it is a party, or (e) the validity, perfection, priority or enforceability of the Lien of the Administrative Agent on the Collateral.
“Maximum Advance Rate Test” means a Class A Maximum Advance Rate Test or a Class B Maximum Advance Rate Test, as the context requires.
“Maximum Advance Rate Test Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing, form of Notice of Withdrawal and form of Notice of Prepayment attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit B, respectively, as such form of Maximum Advance Rate Test Calculation Statement may be modified by the Administrative Agent from time to time with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) to the extent modifications to such form would, in the good faith opinion of the Administrative Agent, improve the accuracy of the calculation of the Maximum Advance Rate Test, the Class A Maximum Advance Rate Test or the Class B Maximum Advance Rate Test, as applicable, and any other calculations necessary to satisfy the conditions precedent to each Borrowing required hereunder, in each case, in a manner consistent with the other terms of this Agreement.
“Maximum Available Amount” means, at any time, the lesser of:
    (a)    the Facility Amount; and
    (b)    the Borrowing Base at such time.
For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Maximum Available Amount shall be subject to the satisfaction of the conditions precedent set forth in Section 3.02(b).

“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date and (c) each Determination Date.
“Minimum Utilization Fees” means, collectively, the Class A Minimum Utilization Fees and the Class B Minimum Utilization Fees.
“Minimum Utilization Period” means (a) initially, the period commencing on the date that is three (3) months following the Closing Date and ending on (and including) the earlier to occur of the date that is nine (9) months following the Closing Date and the Termination Date, and (b) thereafter, each successive six (6) consecutive calendar month period commencing on (and excluding) the last day of the immediately preceding Minimum Utilization Period and ending on (and excluding) the earlier to occur of the six (6) month anniversary of such commencement and the Termination Date; provided, that for the avoidance of doubt, no Minimum Utilization Period shall exist, or include any day, on or after the Termination Date.
“Money” has the meaning specified in Section 1-201(b)(24) of the UCC.
“Monthly Report” has the meaning specified in Section 5.01(g).
“Moody’s” means Moody’s Investors Service, Inc., together with its successors.
“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.
“NAICS” means the North American Industry Classification System.
“Network” means any card association or network utilized for the settlement of Card Account Transactions.
“Network Rules” means the bylaws, operating rules and regulations of any applicable Network, including the PCI-DSS.
“Next Available Term SOFR” means at any time, for any Interest Accrual Period, Term SOFR for the longest tenor that can be determined by the Administrative Agent that is shorter than the Corresponding Tenor, at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Interest Accrual Period, as such rate is published by the CME Term SOFR Administrator.
“Notice of Borrowing” has the meaning specified in Section 2.02.
“Notice of Prepayment” has the meaning specified in Section 2.05.
“Notice of Withdrawal” has the meaning specified in Section 9.02.

“Obligations” means all indebtedness, liabilities and obligations, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement or any other Facility Document, including, but not limited to, all amounts payable by the Borrower in respect of the Advances, with interest thereon, Prepayment Premium, Exit Fees, Minimum Utilization Fees, Unused Fees and all other amounts payable hereunder.
“Obligor” means, with respect to any Receivable, the Person primarily obligated to satisfy the payment obligations in respect of such Receivable.
“Obligor Origination State” means, with respect to any Receivable, one of the fifty states of the United States, the District of Columbia, a United States territory or a United States military base in which the related Obligor resided on the related Origination Date.
“OFAC” has the meaning specified in Section 4.01(f).
“Origination Date” means, with respect to any Receivable, the first date on which both the Obligor and the Originator have executed the Card Account Agreement with respect to such Receivable.
“Originator” means CRB, WEX or WebBank, as applicable.
“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than a connection arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Facility Document, or sold or assigned an interest in the rights under any Facility Document).
“Other Taxes” has the meaning specified in Section 12.03(b).
“Participant” has the meaning specified in Section 13.02(h).
“Participant Register” has the meaning specified in Section 13.02(i).
“Participation Interest” has the meaning specified in the definition of Receivable.
“PATRIOT Act” has the meaning specified in Section 12.16.
“Payment Date” means, the 25th day of each calendar month in each year commencing April 26, 2021; provided that, if any such day is not a Business Day, then such date shall be the next succeeding Business Day.
“Payment Recipient” has the meaning specified in Section 11.08(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“PCI-DSS” means the Payment Card Industry Data Security Standards, as they may be revised from time to time and as then-currently in effect and includes, to the extent applicable, the Payment Application Data Security Standard (PA-DSS).
“Percentage” means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name on Schedule 1-A hereto, or with respect to each particular class, Schedule 1-B hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor or as such amount is either reduced or increased based on any Facility Increase provided or not provided by such Lender, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor or as such amount is either reduced or increased based on any Facility Increase provided or not provided by such Lender.
“Permitted Holder” means Bill.com Holdings, Inc., a Delaware corporation.
“Permitted Holdings Transfer” means, the transfer, sale, assignment or other disposition of 100% of the Equity Interests of Holdings to the Permitted Holder (or a wholly-owned subsidiary of the Permitted Holder).
“Permitted Liens” means: (a) Liens created in favor of the Administrative Agent hereunder or under the other Facility Documents for the benefit of the Secured Parties; (b) Liens in favor of the Borrower pursuant to the Receivable Purchase Agreement, (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; and (d) in connection with maintaining deposit accounts established in accordance with this Agreement, bankers’ liens, rights of setoff and similar Liens granted to financial institutions maintaining such accounts.
“Permitted Sale” means, subject to compliance with Section 8.02, any sale by Borrower of (a) Receivables in connection with either (i) the repurchase by the Seller of a Receivable if required pursuant to the Receivable Purchase Agreement, or (ii) a transfer of Receivables to a Securitization Vehicle in connection with a broadly marketed and distributed issuance of asset-backed securities, (b) Ineligible Receivables, other than Ineligible Receivables that were Eligible Receivables on their Purchase Date or (c) Eligible Receivables with the prior written consent of all Lenders; provided, however, that no sale of any Eligible Receivables shall be a Permitted Sale if, immediately following such sale, any Maximum Advance Rate Test is no longer satisfied; provided further that no sale of Eligible Receivables shall be a Permitted Sale if the Administrative Agent has provided notice within two (2) Business Days of receipt of notice pursuant to Section 8.02(a) of this Agreement, that such sale will, as reasonably determined by Administrative Agent, result in a materially adverse selection of Receivables to remain in the Borrowing Base following such sale.
“Person” means an individual or a corporation (including a business trust), sole proprietor, partnership, trust, incorporated or unincorporated association, firm, joint venture, enterprise, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.
“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.
“Post Accelerated Amortization Event Rate” means a rate per annum equal to the sum of (a) the Adjusted Benchmark Rate or, if a Benchmark Disruption Event has occurred, the Base Rate plus (b) (i) prior to the Scheduled Reinvestment Period Termination Date, 1.00% per annum, and (ii) on and after the Scheduled Reinvestment Period Termination Date, 1.50% per annum.
“Post-Default Rate” means (a) upon the occurrence and during the continuance of an Accelerated Amortization Event (other than an Event of Default), the Post-Accelerated Amortization Event Rate and (b) upon the occurrence and during the continuance of an Event of Default, the Post-Event of Default Rate.
“Post Event of Default Rate” means a rate per annum equal to the sum of (a) the Adjusted Benchmark Rate or, if a Benchmark Disruption Event has occurred, the Base Rate plus (b) (i) prior to the Scheduled Reinvestment Period Termination Date, 3.00% per annum, and (ii) on and after the Scheduled Reinvestment Period Termination Date, 3.50% per annum.
“Post-Reinvestment Period Rate” means a rate per annum equal to the sum of (a) the Adjusted Benchmark Rate or, if a Benchmark Disruption Event has occurred, the Base Rate plus (b) 0.50% per annum.
“Prepayment Premium” has the meaning specified in Section 2.06.
“Prime Rate” means the rate announced by Goldman Sachs Bank USA from time to time as its prime rate in the United States of America, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Goldman Sachs Bank USA in connection with extensions of credit to debtors. Goldman Sachs Bank USA may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.
“Priority of Payments” has the meaning specified in Section 9.01.

“Privacy and Data Security Requirements” means the obligations imposed by (but only to the extent applicable): (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801 et seq., (b) the applicable federal regulations implementing such act, (c) the Interagency Guidelines Establishing Standards For Safeguarding Customer Information, (d) all other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of customer Information, including the federal Fair Credit Reporting Act, 15 U.S.C. §§ 1681 et seq., and similar state laws; and (e) all privacy, consumer protection or security policies and procedures of an Originator, to the extent written copies of such policies and procedures are shared with the Borrower.
“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).
“Proceeds” has, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.
“Program” means the CRB Program, the WEX Program or the WebBank Program.
“Program Agreement” means the CRB Program Agreement, the WEX Program Agreement, the WebBank Program Agreement or WebBank Purchase Agreement.
“Prohibited Transaction” means a transaction described in Section 406(a) of ERISA, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA.
“Projections” has the meaning specified in Section 13.03(b).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Date” means, with respect to any Receivable, the date on which such Receivable was sold by the Seller to the Borrower under the Receivable Purchase Agreement.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 12.22.
“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (C) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.
“Receivable” means, with respect to any Card Account, (i) (a) all rights to payment of principal, interest, fees (including without limitation late payment fees) unless such fees are waived in accordance with the Servicing Agreement and Collection Policy, all other charges and assessments, and all other amounts due or to become due (regardless of the accrual period but excluding amounts already paid) from or on behalf of the Obligor under such Card Account, (b) all Collections received or receivable with respect to such Card Account, (c) all other rights, interests, benefits, proceeds, remedies and claims in favor or for the benefit of an Originator (or its successors or assigns) arising from or relating to such Receivable; (d) all claims (including “claims” as defined the Bankruptcy Code), suits, causes of action, and any other right of an Originator, whether known or unknown, against any Obligor thereunder, or any of its or their respective affiliates, agents, representatives, contractors, advisors, or any other entity or person that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted to be assigned under Applicable Law, all claims (including contract claims, tort claims, malpractice claims and claims under any law governing the purchase and sale of, or indentures for, securities) suits, causes of action, (e) all rights to service such Receivable in accordance with the Program Agreements and the Servicing Agreement, and (f) all Proceeds of any and all of the foregoing, or (ii) with respect to a 100% undivided participation interest in one of the items enumerated in clause (i) of this definition, purchased by the Seller from an Originator pursuant to a Program Agreement, and sold by Seller to the Borrower pursuant to the Receivable Purchase Agreement, the items enumerated in clause (i) of this definition underlying such 100% participation interest (this clause (ii), a “Participation Interest”).
“Receivable Balance” means, with respect to any Eligible Receivable, that is a Receivable described in clause (i) of the definition of Receivable, as of any date of determination, the outstanding amount of such Eligible Receivable, or with respect to any Eligible Receivable described in clause (ii) of the definition of Receivable, the outstanding amount of the Eligible Receivable underlying such 100% participation interest.
“Receivable Purchase Agreement” means (a) the Receivable Purchase Agreement, dated as of the Closing Date, by and between the Seller and the Borrower, in form and substance acceptable to the Administrative Agent or (b) such other Receivable Purchase Agreement among the Seller and the Borrower, that is in form and substance satisfactory to the Administrative Agent.
“Reference Time” with respect to any determination of the Benchmark means the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.
“Register” has the meaning specified in Section 13.02(g).

“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Regulatory Change” has the meaning specified in Section 2.09(a).
“Regulatory Event” means any one of the following events: a rule, order, decree, enactment, proclamation or publication of any guidance, guideline, interpretation, injunction, directive, proclamation, promulgation, requirement, order, judgment, policy statement, law, regulation, rule, statute, writ or finding by a Governmental Authority, in the context of an action, suit, proceeding, investigation, claim, allegation or otherwise that would either (a) have a material adverse effect on the validity, enforceability or collectability (including by the assignee of such Eligible Receivable) of any Eligible Receivable as reasonably determined by the Administrative Agent or (b) have a Material Adverse Effect on any of the Borrower, Holdings, the Permitted Holder, the Seller, the Servicer or the Backup Servicer.
“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) the Scheduled Reinvestment Period Termination Date, (b) the occurrence and continuation of an Event of Default, (c) the Final Maturity Date and (d) the termination of the Receivable Purchase Agreement.
“Related Documents” means, with respect to a Receivable, (a) the related Card Account Agreement, (b) if any, all other agreements and documents evidencing, guaranteeing, securing, governing or giving rise to such Receivable, including any third-party guarantees and any other credit enhancement rights and (c) the endorsements or assignments showing the chain of ownership (including any bill of sale or assignment agreement delivered pursuant to a Transfer Event or under the Receivable Purchase Agreement) thereof.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reporting Date” means the date that is three (3) Business Days prior to each Payment Date.
“Requested Amount” has the meaning specified in Section 2.02.
“Required Lenders” means, as of any date of determination,
(a) first, if any Class A Advances are then outstanding, one or more Class A Lenders having Class A Advances in an amount greater than 50% of the aggregate outstanding principal amount of all Class A Advances;
(b) second, if no Class A Advances are then outstanding, and the availability of the Class A Advances has not been terminated hereunder, one or more Class A Lenders holding in the aggregate more than 50% of the aggregate Percentages of all Class A Lenders; or

(c) third, if no Class A Advances are then outstanding and the availability of the Class A Advances has been terminated hereunder,
(i) if any Class B Advances are then outstanding, one or more Class B Lenders having Class B Advances in an amount greater than 50% of the aggregate outstanding principal amount of all Class B Advances; or
(ii) if no Class B Advances are then outstanding, one or more Class B Lenders holding in the aggregate more than 50% of the aggregate Percentages of all Class B Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) in the case of a corporation, partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, president, senior vice president, vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee or the administrator of the trust, acting on behalf of such trust in its capacity as trustee and (e) in the case of the Administrative Agent, an officer of the Administrative Agent responsible for the administration of this Agreement.
“Restricted Payments” means the declaration of any distribution or dividends or the payment of any other amount (including in respect of redemptions permitted by the Constituent Documents of the Borrower) to any beneficiary or other equity investor in the Borrower on account of any Equity Interest in respect of the Borrower, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase or other acquisition of any Equity Interest in the Borrower or of any warrants, options or other rights to acquire the same (or to make any “phantom stock” or other similar payments in the nature of distributions or dividends in respect of equity to any Person), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property (including marketable securities), or any payment or setting apart of assets for the redemption, withdrawal, retirement, acquisition, cancellation or termination of any Equity Interest in respect of the Borrower.
“S&P” means S&P Global Ratings.
“Sanctioned Country” means, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions, including a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/

resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, including the “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country or (iii) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctions Laws” means, collectively, (a) the rules and regulations regarding the blocking of assets and the prohibition of transactions involving Persons or countries designated by OFAC or the U.S. Department of State; and (b) any other Applicable Laws relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time.
“Schedule of Receivables” means Schedule A to any Assignment (which shall be in the form of an electronic data tape or other medium in each case reasonably acceptable to the Administrative Agent) delivered with respect to Receivables sold to the Borrower on a Purchase Date, together with the information listed on Schedule 6 to this Agreement and such other information that is reasonably requested by the Administrative Agent from time to time, as such listing may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the Receivable Purchase Agreement.
“Scheduled Reinvestment Period Termination Date” means March 3, 2028 or such later date as may be agreed by the Borrower and each of the Lenders in writing and notified in writing to the Administrative Agent.
“SEC” means the Securities and Exchange Commission or any other Governmental Authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.
“Secured Parties” means the Administrative Agent, the Lenders, any Affected Person and each Indemnified Party and their respective permitted successors and assigns.
“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Securitization Vehicle” means a special purpose bankruptcy remote entity formed for the purpose of directly or indirectly purchasing Receivables from the Borrower and issuing debt in the capital markets secured by such Receivables.
“Seller” means Holdings, in its capacity as seller under the Receivable Purchase Agreement, or any successor seller approved in writing by the Administrative Agent.
“Servicer” means Holdings, in its capacity as servicer under the Servicing Agreement, any Backup Servicer under the Backup Servicing Agreement or any successor servicer approved in writing by the Administrative Agent.
“Servicer Event of Default” means (a) a “Servicer Default” as such term is defined in the Servicing Agreement or (b) a Regulatory Event that causes a Material Adverse Effect on the Servicer.
“Servicer Fee” means, for each Collection Period, a fee payable to the Servicer in arrears on each Payment Date (in accordance with the Priority of Payments) in an amount equal to the amount provided for in the Servicing Agreement.
“Servicing Agreement” means (a) that certain Servicing Agreement dated as of the Closing Date, by and among the Borrower, the Servicer and the Administrative Agent (as amended, restated or otherwise modified from time to time) or (b) any servicing agreement between the Borrower and the Backup Servicer, as successor servicer, or a successor servicer that is approved in writing by the Administrative Agent.
“SOFR Rate” means Term SOFR or, if the Administrative Agent determines that Term SOFR for the Corresponding Tenor cannot be determined, Next Available Term SOFR.
“Solvent” means, with respect to any Person, that as of the date of determination, both (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in any of its financial projections; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code, Section 271 of the Debtor and Creditor Law of the State of New York or other Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).
“Subject Laws” has the meaning specified in Section 4.01(f).
“Supported QFC” has the meaning specified in Section 12.22.

“Syndication” has the meaning specified in Section 13.02(a).
“Taxes” means all present or future taxes, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and all liabilities (including penalties, additions, interest and expenses) with respect thereto.
“Term SOFR” means, for each Interest Accrual Period, the forward-looking term rate for a three-month tenor (or the Corresponding Tenor, as applicable) that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the CME Term SOFR Administrator two Business Days prior to the commencement of such period; provided, that if, as of 5:00 p.m. (New York City time) on such Business Day, such rate has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Business Day.
“Termination Date” means the last day of the Reinvestment Period or, if the Reinvestment Period has been reinstated, the last day of such reinstated Reinvestment Period; provided that, if the Termination Date would otherwise not be a Business Day, then the Termination Date shall be the immediately succeeding Business Day.
“Three-Month Rolling Average Facility Pool Default Ratio” means, as of any date of determination, the average of the Facility Pool Default Ratios for each of the three most recently ended Collection Periods.
“Three-Month Rolling Average Facility Pool Delinquency Ratio” means, as of any date of determination, the average of the Facility Pool Delinquency Ratios for each of the three most recently ended Collection Periods.
“Transfer Event” means a CRB Transfer Event or a WEX Transfer Event.
“Two-Month Rolling Average Facility Pool Default Ratio” means, as of any date of determination, the average of the Facility Pool Default Ratios for each of the two most recently ended Collection Periods.
“Two-Month Rolling Average Facility Pool Delinquency Ratio” means, as of any date of determination, the average of the Facility Pool Delinquency Ratios for each of the two most recently ended Collection Periods.
“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Administrative Agent pursuant to this Agreement are governed by the Uniform Commercial

Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unused Fees” means, collectively, the Class A Unused Fees and the Class B Unused Fees.
“Unmatured Event of Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.
“U.S.” means the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” has the meaning specified in Section 12.22.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 12.03(g).
“WebBank” means WebBank, a Utah chartered industrial bank.
“WebBank Program” means the “Program” as such term is defined in the WebBank Program Agreement.
“WebBank Program Agreement” means the Marketing and Servicing Agreement, dated as of March 14, 2025 by and between WebBank and the Seller.
“WebBank Purchase Agreement” means the Receivables Sale Agreement, dated as of March 14, 2025 by and between WebBank and the Seller.
“WEX” means WEX Bank, a Utah industrial bank.
“WEX Program” means the “Card Program” as such term is defined in WEX Program Agreement.

“WEX Program Agreement” means the WEX Card Program and Participation Agreement dated January 3, 2019, by and between Holdings and WEX.
“WEX Transfer Event” means, in respect of any Receivable originated by WEX, a “Transfer Event” as such term is defined in WEX Program Agreement.
“Withdrawal Date” has the meaning specified in Section 9.02.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
    Section 1.02.    Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (a) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, and “or” is not exclusive, (b) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (c) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (d) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, (e) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (f) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (g) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (h) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (i) each reference to time without further specification shall mean the local time in New York, New York.
    Section 1.03.    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding.” Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.
    Section 1.04.    Collateral Value Calculation Procedures. In connection with all calculations required to be made pursuant to this Agreement with respect to any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Eligible Receivables, and with respect to the income that can be earned on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Agreement, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.
    (a)    References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.
    (b)    For purposes of calculating all Concentration Limitations, in any component of the Concentration Limitations, 60-day Delinquent Receivables, Defaulted Receivables and Ineligible Receivables shall be deemed to have a Receivable Balance equal to zero.
    (c)    Determinations of the Eligible Receivables, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the lowest Borrowing Base at the time of determination, it being understood that an Eligible Receivable (or portion thereof) that falls into more than one such category of Eligible Receivables will be deemed, solely for purposes of such determinations, to fall only into the category that produces the lowest such Borrowing Base at such time (without duplication).
    (d)    For the purposes of calculating compliance with each of the Concentration Limitations, all calculations will be rounded to the nearest 0.01% (in the aggregate and not by Card Account), with 0.005% rounded upwards.
    (e)    Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars. For purposes of this Agreement, calculations with respect to all amounts received or required to be paid in a currency other than Dollars shall be valued at zero.

    (f)    References in this Agreement to the Borrower’s “purchase” or “acquisition” of an Eligible Receivable include references to the Borrower’s acquisition of such Eligible Receivable by way of a sale or contribution from the Seller.
Section 1.05.      Divisions. For all purposes under the Facility Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Article II

Advances
    Section 2.01.    Revolving Credit Facility. (a) On the terms and subject to the conditions herein set forth, including Article III, (i) each Class A Lender severally agrees to make loans to the Borrower (each, a “Class A Advance”) on any Business Day during the period from the Closing Date until but excluding the Termination Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Class A Lender and, as to all Class A Lenders, in an amount that would not cause the aggregate principal balance of the Class A Advances to exceed the Class A Maximum Available Amount as then in effect and (ii) each Class B Lender severally agrees to make loans to the Borrower (each, a “Class B Advance” and, together with any Class A Advance, an “Advance”) on any Business Day during the period from the Closing Date until but excluding the Termination Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Class B Lender and, as to all Class B Lenders, in an amount that would not cause the aggregate principal balance of the Class B Advances to exceed the Class B Maximum Available Amount as then in effect; provided, however, that, in each case, except with respect to the initial Class A Advance hereunder, the aggregate principal amount of any such Advance shall not, by itself or when combined with the principal amounts of all Advances made by the Lenders to the Borrower during the thirty (30) days immediately preceding the proposed Borrowing Date for such Class A Advance or Class B Advance, as applicable, exceed 30% of the Facility Amount. No Lender shall make any Advance or portion thereof if it would cause the aggregate outstanding principal amount of the Advances to exceed the Maximum Available Amount as then in effect.
(b)      Each such borrowing under this Section 2.01 of an Advance on any single day is referred to herein as a “Borrowing.” Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.05.
    Section 2.02.    Making of the Advances. (a) Subject to the terms and conditions of Section 2.01, if the Borrower desires to request a Borrowing under this Agreement, the Borrower shall give the Administrative Agent and the Lenders a written notice (each, a “Notice of Borrowing”) for such Borrowing (which notice shall be irrevocable and effective upon receipt)

not later than 3:00 p.m. at least two (2) Business Days prior to the day of the requested Borrowing. A Notice of Borrowing received after 3:00 p.m. shall be deemed received on the following Business Day.
Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.02, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Advance requested to be made as part of the requested Borrowing. Each Notice of Borrowing shall be substantially in the form of Exhibit A-1 hereto, dated the date the request for the related Borrowing is being made, signed by a Responsible Officer of the Borrower, shall attach a Maximum Advance Rate Test Calculation Statement and shall otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling prior to the Termination Date, and the amount of the Borrowing requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least $500,000 (or, less, if agreed to by the Administrative Agent and the Lenders in their sole and absolute discretion).
Unless otherwise permitted by the Administrative Agent in its sole and absolute discretion, there shall be no more than two (2) Borrowing Dates per calendar week.
    (b)    Funding by Lenders. Subject to the terms and conditions herein, each Lender providing an Advance shall make its Percentage (as such Percentage may be reduced or increased from time to time in accordance with the terms hereof) of the applicable Requested Amount on each Borrowing Date (x) by wire shall transfer of immediately available funds by 11:00 a.m. on such Borrowing Date to the Administrative Agent pursuant to wiring instructions provided by the Administrative Agent and the Administrative Agent will hold and pay such funds to the Borrower by wire transfer of immediately available funds by 2:00 p.m. on such Borrowing Date to the Borrower, on behalf of the Lenders or (y) if requested in writing (email is acceptable) by the Administrative Agent, by wire transfer of immediately available funds by 2:00 p.m. on such Borrowing Date directly to the Borrower pursuant to wiring instructions provided by the Administrative Agent.
    (c)    Presumption by the Administrative Agent. The Administrative Agent may not assume that a Lender has made or will make its Percentage of any applicable Requested Amount and shall not be obligated to make available to the Borrower a corresponding amount unless the Administrative Agent has received from all Lenders the funds corresponding to their relevant Percentages with respect to the applicable Requested Amount.
    Section 2.03.    Evidence of Indebtedness.
    (a)    Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder; provided, however, that in case of a conflict between the records of the Administrative Agent and those of such Lender, the records of the Administrative Agent shall prevail absent manifest error.

    (b)    Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Notwithstanding anything to the contrary herein, the Administrative Agent shall be responsible for calculating and confirming any and all amounts due, interest, compliance with financial covenants, eligibility criteria and each other trigger or rate hereunder and under the other Facility Documents and each such calculation and confirmation shall be conclusive and binding for all purposes, absent manifest error.
    (c)    Effect of Entries. The entries made in the records maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances and other Obligations hereunder in accordance with the terms of this Agreement.
    Section 2.04.    Payment of Principal, Interest and Certain Fees. The Borrower shall pay principal and Interest on the Advances as follows:
    (a)    100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be due and payable on the Final Maturity Date.
    (b)    Class A Interest shall accrue on the unpaid principal amount of each Class A Advance from the date of such Class A Advance until such principal amount is paid in full and Class B Interest shall accrue on the unpaid principal amount of each Class B Advance from the date of such Class B Advance until such principal amount is paid in full.
    (c)    Accrued Class A Interest on each Class A Advance or accrued Class B Interest on each Class B Advance, as applicable, shall be due and payable in arrears (x) on each Payment Date, and (y) in connection with any prepayment in full of the Advances pursuant to Section 2.05(a); provided that (i) with respect to any prepayment in full of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (ii) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment shall be payable following such prepayment on the applicable Payment Date in accordance with the Priority of Payments for the Collection Period in which such prepayment occurred.
    (d)    Subject to clause (e) below, the obligation of the Borrower to pay the Obligations, including, but not limited to, the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances, accrued Interest thereon, to pay the applicable Lenders the Prepayment Premium, Exit Fees, Minimum Utilization

Fees and Unused Fees, and to pay any other fees as set forth hereunder and in the Fee Letters, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.14 and Article IX) and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person (other than a defense that payment was made).
    (e)    As a condition to the payment of Interest on any Advance, Class A Interest on any Class A Advance or Class B Interest on any Class B Advance, as applicable, and principal of any Advance, any Prepayment Premium, any Exit Fee, any Minimum Utilization Fees, any Unused Fee and any other amounts due pursuant to the Facility Documents without the imposition of withholding tax, the Borrower or the Administrative Agent may require certification acceptable to it to enable the Borrower and the Administrative Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Advance under any present or future law or regulation of the United States of America and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.
    (f)    Minimum Utilization Fees shall accrue beginning on the date that is three (3) months following the Closing Date until the Termination Date and shall be payable by the Borrower to the Lenders in arrears on each Payment Date immediately following each Minimum Utilization Period in accordance with the Priority of Payments. Unused Fees shall accrue from the Closing Date until the Termination Date and shall be payable by the Borrower to the Lenders in arrears on each Payment Date.
    Section 2.05.    Prepayment of Advances.
    (a)    Optional Prepayments. The Borrower may, from time to time on any Business Day, subject to payment of the Prepayment Premium or Exit Fee (if any) as set forth in Section 2.06, voluntarily prepay any outstanding Advances in whole or in part, together with all amounts due pursuant to Sections 2.04(c) and 2.10; provided that the Borrower shall have delivered to the Administrative Agent and the Lenders written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit B hereto by no later than 3:00 p.m. at least two (2) Business Days prior to the day of such prepayment. Any Notice of Prepayment received by the Administrative Agent or the Lenders after 3:00 p.m. shall be deemed received on the next Business Day. Each such Notice of Prepayment shall be irrevocable and effective upon the date received and shall be dated the date such notice is given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each prepayment of any Advance by the Borrower pursuant to this Section 2.05(a) shall in each case be in a principal amount of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein (including, but not limited to, any Prepayment Premium or Exit Fee). The Borrower shall make the payment amount specified in such notice by wire transfer of immediately available funds by 11:00 a.m. on the date of prepayment to the account of the Administrative Agent, which will hold the funds on behalf of the Lenders. To the extent payment was made to the Administrative Agent, the Administrative Agent promptly will make such payment amount specified in such notice available to each Lender in the amount of each Lender’s Percentage of the payment amount by wire transfer to such Lender’s account. Any funds for purposes of a voluntary prepayment received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next Business Day. For the avoidance of any doubt, the Borrower may only provide a Notice of Prepayment to prepay Advances that are outstanding on the date such Notice of Prepayment is delivered and may not provide a Notice of Prepayment to prepay any future Advances.
    (b)    Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.05 shall be subject to Sections 2.04(c) and 2.10 and applied to the Advances in accordance with the relevant Lenders’ respective Percentages.
    (c)    Interest on Prepaid Advances. The Borrower shall pay all accrued and unpaid Interest on the Advances that are prepaid on the next Payment Date; provided, however, that in the case of a prepayment of all of the outstanding principal amount of Advances on any date, the Borrower shall pay all accrued and unpaid Interest on the date of such prepayment.
    Section 2.06.    Prepayment Premium and Exit Fee.
    (a)    If the Borrower terminates this Agreement or otherwise voluntarily prepays all or any portion of the outstanding principal balance of any Advances prior to the Scheduled Reinvestment Period Termination Date, the Borrower shall pay, to the Administrative Agent, for the benefit and account of each Lender, in immediately available funds, a non-refundable prepayment fee equal to the product of (i) the outstanding principal amount of the Advances being prepaid as of the date of such prepayment, (ii) the Applicable Margin plus the Post-Default Rate (if applicable), and (iii) a fraction (expressed as a percentage) having a numerator equal to the number of days from and including the date of such prepayment to the Scheduled Reinvestment Period Termination Date and a denominator equal to 360 (collectively, the “Prepayment Premiums”); provided, however, that no such Prepayment Premium shall be payable in connection with any prepayment made (A) to satisfy any breach of the Maximum Advance Rate Test, (B) with respect to any payments required pursuant to Section 9.01 of the Agreement, (C) in connection with a Permitted Sale to a Securitization Vehicle in connection with a broadly marketed and distributed issuance of asset-backed securities (but the Exit Fees shall be due and payable in the case of this clause (C)), (D) in connection with a prepayment using amounts available in the Collection Account which are attributable to an Obligor’s payment of any Receivable in accordance with the terms and conditions of the related Card Account Agreement, (E) in connection with a prepayment to reduce the outstanding amount of Class A Advances or Class B Advances, as applicable, to an amount no less than the Class A Minimum Utilization Amount or Class B Minimum Utilization Amount, as applicable, (F) as a result of a request by a Lender of payment of increased costs pursuant to Section 2.09, (G) in connection with the failure by a Lender to make available its pro-rata share of Advances requested by Borrower hereunder if all the conditions precedent to such Advance have been fully satisfied or (H) as a result of a payment to a Defaulting Lender.

    (b)    For the avoidance of doubt, any applicable Prepayment Premium shall be due and payable at any time the Advances become due and payable prior to the Scheduled Reinvestment Period Termination Date, whether due to acceleration pursuant to the terms of the Agreement (in which case it shall be due immediately), by operation of law or otherwise (including, without limitation, on account of the commencement of an Insolvency Event), and whether such acceleration occurs prior to, upon or subsequent to the commencement of an Insolvency Event. In view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of acceleration or prepayment, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders, the Prepayment Premiums constitute liquidated damages which shall be due and payable upon such date. The Borrower hereby waives any defense to payment other than payment on performance, whether such defense may be based in public policy, ambiguity, or otherwise. The Borrower and the Lenders acknowledge and agree that any Prepayment Premium due and payable hereunder shall not constitute unmatured interest, whether under Section 502(b)(3) of the Bankruptcy Code or otherwise. The Borrower further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation.
    (c)    If the Borrower terminates this Agreement or otherwise voluntarily prepays all of the outstanding principal balance of any Advances, the Borrower shall pay the Exit Fees in accordance with the terms and provisions set forth in the Fee Letters; provided that, notwithstanding anything to the contrary contained in this Agreement, if (i) a Change of Control under clauses (a)(i) or (b)(i) of the definition thereof occurs, (ii) an Event of Default occurs from a Change of Control under clauses (a)(ii), (b)(ii), (b)(iii), (b)(iv), (c) or (d) of the definition thereof occurs (which is not otherwise waived by the Lenders) or (iii) the Initial Class A Lender defaults on its obligation to fund all or any portion of its Advances on the date such Advances were required to be funded hereunder (and not otherwise funded by another Lender) other than as a result of the Initial Class A Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied, then, in the case of each of clauses (i) through (iii), the Borrower shall be permitted to terminate this Agreement and voluntarily prepay all of the outstanding principal balance of the Advances and the Borrower shall not be required to pay the Exit Fees, any Prepayment Premium or any other penalty or fee in relation to such exit and prepayment.
    (d)    Any amount payable under this Section 2.06 that is not paid when due shall bear interest at the Post-Default Rate plus the Applicable Margin from the date such amount is due until the date paid, in accordance with this Section 2.06.
    Section 2.07.    Maximum Lawful Rate. It is the intention of the parties hereto that the Interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein to the contrary notwithstanding, in the event any Interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.
    Section 2.08.    Several Obligations. The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date, the Administrative Agent shall not be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender.
    Section 2.09.    Increased Costs; Replacement of Lenders. (a) If (i) the introduction of or any change in or in the interpretation, application or implementation of any Applicable Law after the date hereof, or (ii) the compliance with any guideline or change in the interpretation, application or implementation of any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof, (a “Regulatory Change”):
    (A)    shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest on the Advances), special deposit or similar requirement against assets of any Affected Person, deposits or obligations with or for the account of any Affected Person or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Person, or credit extended by any Affected Person;
    (B)    shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Person;
    (C)    shall subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
    (D)    shall impose any other condition (other than Taxes) affecting any Advance owned or funded in whole or in part by any Affected Person, or its obligations or rights, if any, to make Advances or to provide funding therefor;
    (E)    shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges; or
    (F)    shall cause an internal capital or liquidity charge or other imputed cost to be assessed upon any Affected Person which, in the sole discretion of such Affected Person, is allocable to the Borrower or to the transactions contemplated by this Agreement;

and the result of any of the foregoing is or would be
    (x)    to increase the cost to or to impose a cost on an Affected Person funding or making or maintaining any Advance, or
    (y)    to reduce the amount of any sum received or receivable by an Affected Person under this Agreement, or
    (z)    to reduce the rate of return on the capital of an Affected Person as a consequence of its obligations hereunder, then within thirty (30) days after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand and the additional amount required fully to compensate the Affected Person for such increased cost or reduced amount of return), the Borrower shall pay directly to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional or increased cost or such reduction. For the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank Act”); (ii) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled “Basel II: International Convergence of Capital Measurements and Capital Standards: A Revised Framework,” as updated from time to time (“Basel II”); (iii) the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems,” as updated from time to time (“Basel III”), including any publications addressing the liquidity coverage ratio (“LCR”) or the supplementary leverage ratio (“SLR”); or (iv) any implementing laws, rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the Dodd Frank Act, Basel II or Basel III (whether or not having the force of law), and in each case all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Persons as of the Closing Date, regardless of the date enacted, adopted or issued, and such additional amounts which are sufficient to compensate such Affected Person for such increase in capital or liquidity or reduced return in accordance with the Priority of Payments.
    (b)    Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clause (a) of this Section 2.09 or any amounts in respect of Indemnified Taxes pursuant to Section 12.03, such Lender will (i) use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts or Indemnified Taxes; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Person would cease to exist or the additional amounts or Indemnified Taxes which would otherwise be required to be paid to such Lender pursuant to this Section 2.09 or Section 12.03, as the case may be, would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Advances through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Advances or the interests of such Lender.
    (c)    Failure or delay on the part of an Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.
    (d)    If any Lender, requests compensation under this Section 2.09 or Section 12.03, or if the Borrower is required to pay additional amounts or amounts in respect of Indemnified Taxes to any such Lender pursuant this Section 2.09 or Section 12.03 and such Lender has declined or is unable to designate a different lending office in accordance with this Section 2.09, or if any such Lender is a Defaulting Lender, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require, subject to Sections 12.06 and 13.02, such Lender to assign and delegate, without recourse, all of its interests, rights (other than its existing rights to payments pursuant to this Section 2.09 and Section 12.03) and obligations under this Agreement and the related Facility Documents to an assignee that shall assume such obligations (which, assignee may be another Lender, if a Lender accepts such assignment) without any Prepayment Premium or termination penalty; provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Facility Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
    Section 2.10.    Compensation; Breakage Payments. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Dates, following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts), in accordance with the Priority of Payments for all reasonable losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) a Borrowing of any Advance by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, (ii) if any payment, prepayment or conversion of any of the Borrower’s Advances occurs on a date that is not the last day of the relevant Interest Accrual Period, or (iii) as a consequence of any other default by the Borrower to repay its Advances when required by the terms of this Agreement. A certificate as to any amounts payable pursuant to this Section 2.10 submitted to the Borrower by any Lender (with a copy to the Administrative Agent and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

    Section 2.11.    Illegality; Inability to Determine Rates. (a) Notwithstanding any other provision in this Agreement, in the event of a Benchmark Disruption Event, then the affected Lender shall promptly notify the Administrative Agent and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on the Adjusted Benchmark Rate shall be suspended until such time as such Lender may again make and maintain Advances based on the Adjusted Benchmark Rate and the Advances of each Interest Accrual Period in which such Person owns an interest shall either (1) if such Lender may lawfully continue to maintain such Advances at the Adjusted Benchmark Rate until the last day of the applicable Interest Accrual Period, be reallocated on the last day of such Interest Accrual Period to another Interest Accrual Period in respect of which the Advances allocated thereto accrues interest determined other than with respect to the Adjusted Benchmark Rate or (2) if such Lender shall determine that it may not lawfully continue to maintain such Advances at the Adjusted Benchmark Rate until the end of the applicable Interest Accrual Period, such Lender’s share of the Advances allocated to such Interest Accrual Period shall be deemed to accrue interest at the Base Rate from the effective date of such notice until the end of such Interest Accrual Period.
    (b)    Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on the Adjusted Benchmark Rate pursuant to Section 2.11(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain Advances based on the Adjusted Benchmark Rate; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.
    (c)    If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Benchmark for the applicable Advances, or (ii) the Required Lenders determine and notify the Administrative Agent that the Adjusted Benchmark Rate with respect to such Advances does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Advances based on the Adjusted Benchmark Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.
Section 2.12.    Benchmark Replacement.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Facility Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder, or under any other Facility Document, in respect of all determinations of the Benchmark at any time following 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the other parties hereto without any amendment to this Agreement or further action or consent of any other party.

(b)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the other parties hereto of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party.
    Section 2.13.    Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case maybe, as to such obligations, all as though such payment had not been made.
    Section 2.14.    Post-Default or Post-Reinvestment Period Interest. The Borrower shall pay interest on all Obligations that are not paid when due for the period from the due date thereof until the date the same is paid in full at the rate set forth under clause (c) of the definition of “Interest Rate”. Interest payable at the Post-Default Rate or the Post-Reinvestment Period Rate shall be payable on each Payment Date in accordance with the Priority of Payments.
    Section 2.15.    Payments Generally. (a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid by the Borrower to the Administrative Agent for the account of the applicable recipient in Dollars, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Administrative Agent and each Lender shall provide wire instructions to the Borrower and the Administrative Agent. Payments must be received by the Administrative Agent for the account of the Lenders on or prior to 3:00 p.m. on a Business Day; provided that, payments received by the Administrative Agent after 3:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day. To the extent payment was made to the Administrative Agent, the Administrative Agent promptly will make such payment amount available to each Lender on a pro rata basis based on the amount due and owed to each Lender at such time by wire transfer to such Lender’s account.
    (b)    Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed. In computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by the Administrative Agent under this Agreement shall be conclusive absent manifest error.
Article III

Conditions Precedent
    Section 3.01.    Conditions Precedent to this Agreement. This Agreement shall become effective once the Administrative Agent shall have received, prior to or currently with the making of the initial Advance hereunder, the following, each in form and substance reasonably satisfactory to the Administrative Agent:
    (a)    each of the Facility Documents, duly executed and delivered by the parties thereto, which shall each be in full force and effect;
    (b)    true and complete copies of the Constituent Documents of the Borrower and Holdings as in effect on the Closing Date;
    (c)    true and complete copies certified by a Responsible Officer of the Borrower of all Governmental Authorizations, Private Authorizations and Governmental Filings, if any, required in connection with the transactions contemplated by this Agreement;
    (d)    a certificate of a Responsible Officer of the Borrower certifying (i) as to the Borrower’s Constituent Documents, (ii) as to resolutions or other action required under its Constituent Documents to approve the entering into by the Borrower of this Agreement and the other Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), (iv) that no Unmatured Event of Default, Event of Default or Accelerated Amortization Event has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

    (e)    a certificate of a Responsible Officer of Holdings certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action required under its Constituent Documents to approve the Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), (iv) that no Limited Guaranty Event of Default or Servicer Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
    (f)    proper financing statements, to be duly filed under the UCC in all jurisdictions that the Administrative Agent deems necessary or desirable in order to perfect the Liens on the Collateral contemplated by this Agreement;
    (g)    copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower or the Seller;
    (h)    legal opinions (addressed to the Administrative Agent, the Lenders and their successors and assignees) of Orrick Herrington & Sutcliffe LLP, as counsel to the Borrower and Holdings (including in its capacities as the Seller and the Servicer), covering such matters as the Administrative Agent, the Lenders and their respective counsel shall reasonably request, including but not limited to enforceability, authority, no conflicts, Investment Company Act, substantive consolidation, true sale matters, UCC matters, “ownership interest” for purposes of the Volcker Rule;
    (i)    evidence reasonably satisfactory to it that the Collection Account has been established;
    (j)    receipt of (i) all fees to be received by the Administrative Agent and each Lender on or prior to the Closing Date pursuant to the Fee Letters or otherwise have been received; and (ii) the accrued reasonable and documented fees and expenses of counsel to the Administrative Agent, in connection with the transactions contemplated hereby, shall have been paid by the Borrower;
    (k)    good standing certificates (or the federal or local law equivalent) with respect to each of the jurisdictions where the Borrower and Holdings, are organized or chartered;
    (l)    evidence reasonably satisfactory to the Administrative Agent and each Lender that all due diligence and credit approval processes required to be completed prior to the Closing Date have been completed (including a duly executed Beneficial Ownership Certification); and
    (m)    such other opinions, instruments, certificates and documents as the Administrative Agent or any Lender may reasonably request.
    Section 3.02.    Conditions Precedent to Each Borrowing. Each Advance to be made hereunder (including the initial Class A Advance and the initial Class B Advance), if any, on each Borrowing Date shall be subject to the fulfillment of the following conditions:
    (a)    the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Maximum Advance Rate Test Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.02;
    (b)    immediately after the making of such Advance on the applicable Borrowing Date, (i) the aggregate outstanding principal balance of the Advances shall be less than or equal to the Maximum Available Amount at such time, (ii) the aggregate outstanding principal balance of the Class A Advances shall be less than or equal to the Class A Maximum Available Amount at such time and (iii) the aggregate outstanding principal balance of the Class B Advances shall be less than or equal to the Class B Maximum Available Amount at such time, in each case, as demonstrated in the calculations attached to the applicable Notice of Borrowing;
    (c)    each of the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);
    (d)    (i) no Unmatured Event of Default or Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance and (ii) if prior to or after giving pro forma effect to the making of such Advance, the Class A Effective Advance Rate is greater than 68% or the Class B Effective Advance Rate is greater than 85%, no Accelerated Amortization Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;
(e)     all terms and conditions of the Receivable Purchase Agreement required to be satisfied in connection with the assignment of each Receivable being pledged hereunder on such Borrowing Date (and the Receivable and Related Documents related thereto), including the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in all of the Borrower’s right, title and interest in the related Receivables all payments from related Obligors, the Related Documents and all rights of the Borrower under the Receivable Purchase Agreement, excluding any Collateral in which a security interest cannot be perfected under the UCC, shall have been made, taken or performed;
(f)        the Borrower shall have taken all steps necessary under all Applicable Law in order to cause to exist in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid, subsisting and enforceable first priority perfected security interest in the Borrower’s right, title and interest in the Collateral related to each Receivable being pledged hereunder on such Borrowing Date, including receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that all Liens (except for Permitted Liens) have been released on such Collateral;
(g)        the Borrower shall have delivered to (i) the Administrative Agent and the Backup Servicer a fully executed copy of the Assignment and Schedule of Receivables and (ii) the Backup Servicer the Related Documents, in each case, relating to the Eligible Receivables in connection with such Borrowing; and
(h)        the Administrative Agent shall have received satisfactory evidence that the Seller has received such amounts of the purchase price in excess of the requested Advance in respect of the Receivables to be acquired by the Borrower on such Borrowing Date.
Article IV

Representations and Warranties
    Section 4.01.    Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date (and, in respect of clause (i) below, each date such information is provided by or on behalf of it), as follows:
    (a)    Due Organization. The Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
    (b)    Due Qualification and Good Standing. The Borrower is in good standing in the State of Delaware. The Borrower is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification.
    (c)    Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity (to the extent not related to inequitable conduct of the Borrower), regardless of whether considered in a proceeding in equity or at law.
    (d)    Non-Contravention. None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute (with or without notice of lapse of time or both) a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law in any material respect, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Documents, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates). Without limiting any restrictions or other covenants hereunder, the Borrower is not in default under any such indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, with respect to which such default, either individually or in the aggregate with other defaults, would reasonably be expected to have a Material Adverse Effect on the Borrower. The Borrower is not subject to any proceeding, action, litigation or investigation pending, or to the knowledge of the such Person, overtly threatened in writing against or affecting it or its assets, before any Governmental Authority (y) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement and the other Facility Documents or (z) that could result in a Material Adverse Effect on the Borrower.
    (e)    Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained or applied for, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement and the performance by the Borrower of its obligations under this Agreement, the other Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained, applied for or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.
    (f)    Compliance with Agreements, Laws, Etc. The Borrower has duly observed and complied (i) in all material respects with all Applicable Laws relating to the conduct of its business and its assets, including, without limitation, all credit, servicing and debt collection laws applicable to the Eligible Receivables and its activities contemplated by the Facility Documents, (ii) in all material respects with its Constituent Document, (iii) with any judgment, decree, writ, injunction, order, award or other action of any Governmental Authority having or asserting jurisdiction over it or any of its properties, unless a failure to do so could not result in a Material Adverse Effect on the Borrower and (iv) with the terms and provisions of this Agreement and each other Facility Document to which it is a party. The Borrower has preserved and kept in full force and effect its legal existence, rights, privileges, qualifications and franchises in all material respects. Without limiting the foregoing, (x) to the extent applicable, the Borrower is in compliance in all material respects with the regulations and rules promulgated by the U.S. Department of Treasury or administered by the U.S. Office of Foreign Asset Controls (“OFAC”), including U.S. Executive Order No. 13224, and other related statutes, laws and regulations (collectively, the “Subject Laws”), (y) the Borrower has adopted internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent with the PATRIOT Act and implementing regulations, and (z) to the knowledge of the Borrower (based on the implementation of its internal procedures and controls), no direct investor in the Borrower is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.
    (g)    Location and Legal Name. The Borrower’s chief executive office and principal place of business is located in the State of Utah, County of Salt Lake and the Borrower maintains its books and records in the State of Utah, County of Salt Lake. The Borrower’s registered office and the jurisdiction of organization of the Borrower is the jurisdiction referred to in Section 4.01(a). The Borrower’s tax identification number is 81-2444657. The Borrower has not changed its name, changed its corporate structure, changed its jurisdiction of organization, changed its chief place of business/chief executive office or used any name other than its exact legal name at any time during the past five years.
    (h)    Investment Company Act; Volcker Rule. The Borrower is not required to register as an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act other than in reliance on either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

    (i)    Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by the Borrower or the Servicer to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are true, complete and correct in all material respects as of the date such information is stated or certified and the Borrower and the Servicer do not omit any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not misleading. All projections and forward-looking statements furnished by or on behalf of the Borrower were prepared reasonably and in good faith as the date stated herein or as of which they were provided.
    (j)    ERISA. Neither the Borrower nor any member of the ERISA Group has, or during the past six years has had, any liability or obligation with respect to any Plan or Multiemployer Plan (including any actual liability on account of a member of the ERISA Group).
    (k)    Taxes. The Borrower has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all income and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except for any taxes which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP.
    (l)    Tax Status. For U.S. federal income tax purposes (i)  neither the Borrower nor any record or beneficial owner of the Borrower has made an election under U.S. Treasury Regulation Section 301.7701-3 for the Borrower to be classified as an association taxable as a corporation and (ii) the Borrower is owned by a single “United States person” as defined by Section 7701(a)(30) of the Code.
    (m)    Collections. The conditions and requirements set forth in Section 5.01(k) have been satisfied from and after the first Borrowing Date. The Borrower has directed the Servicer to pay and deposit all Collections on the Receivables to the Collection Account upon receipt. The correct name and address of the Collection Account Bank, together with the account number of the Collection Account is listed on Schedule 4 hereto. The Borrower has no other deposit or securities accounts other than (i) the Escrow Account and (ii) the ones listed on Schedule 4 and subject to Liens in favor of the Secured Parties. The Borrower has not assigned or granted an interest in any rights it may have in the Collection Account to any Person other than the Administrative Agent pursuant to the terms hereof. No Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Collection Account, or the right to take dominion and control of the Collection Account at a future time or upon the occurrence of a future event.
    (n)    Plan Assets. The assets of the Borrower are not, and shall not be, treated as “plan assets” for purposes of Section 3(42) of ERISA and the Collateral is not deemed to be “plan assets” for purposes of Section 3(42) of ERISA. The Borrower has not taken, or omitted to take, and shall not take or omit to take, any action which would reasonably be expected to result in any of the Collateral being treated as “plan assets” for purposes of Section 3(42) of ERISA or the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.
    (o)    Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower, Holdings and the Permitted Holder are Solvent.
    (p)    Prior Business Activity and Indebtedness. The Borrower has no business activity except as contemplated in this Agreement and the other Facility Documents and upon the date hereof is not party to any other debt, financing or other transaction or agreement other than the Facility Documents and its Constituent Documents. The Borrower has not incurred, created or assumed any indebtedness except for that arising under or expressly permitted by this Agreement or the other Facility Documents.
    (q)    Subsidiaries; Investments. The Borrower has no subsidiaries. The Borrower does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.
    (r)    Ordinary Course of Business. Each payment of interest and principal on the Advances will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs on the part of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.
    (s)    Material Adverse Effect. No Material Adverse Effect on the Borrower has occurred since its date of formation, and since such date, no event or circumstance has occurred which is reasonably likely to have a Material Adverse Effect on the Borrower.
    (t)    Representations Relating to the Collateral.
    (i)    The Borrower owns and has legal and beneficial title to all Receivables and other Collateral free and clear of any Lien, claim or encumbrance of any person, other than Permitted Liens.
    (ii)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Administrative Agent, on behalf of the Secured Parties, in the Collateral, which is enforceable in accordance with its terms under the Applicable Law, is prior to all other Liens and is enforceable as such against creditors of and purchasers from the Borrower subject to Permitted Liens. All filings (including such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Administrative Agent on behalf of the Secured Parties, in the Collateral have been made and are effective.

    (iii)    This Agreement constitutes a security agreement within the meaning of Section 9-102(a)(73) of the UCC as in effect from time to time in the State of New York.
    (iv)    Other than Permitted Liens, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated; and the Borrower is not aware of any judgment liens, PBGC liens or tax lien filings against the Borrower.
    (v)    The Collateral constitutes Money, accounts, instruments, general intangibles, uncertificated securities, certificated securities or security entitlements to financial assets resulting from the crediting of financial assets to a securities account, or in each case, the proceeds thereof or supporting obligations related thereto, in each case, as such assets are defined in the UCC, as applicable.
    (vi)    The Collection Account constitutes a “deposit account” under Section 9-102(a)(2) of the UCC and the Borrower has taken all steps necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC) with respect to the Collection Account.
    (vii)    This Agreement creates a valid, continuing and, upon the filing of the financing statements referred to in clause (ix) and execution of the Collection Account Control Agreement, a perfected security interest (as defined in Section 1-201(b)(35) of the UCC) in the Collateral in favor of the Administrative Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other Liens (other than Permitted Liens), claims and encumbrances and is enforceable as such against creditors of and purchasers from the Borrower and no further action (other than the filing of the financing statement referred to in clause (ix) and execution of the Collection Account Control Agreement), including any filing or recording of any document, is necessary in order to establish and perfect the first priority security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral as against any third party in any applicable jurisdiction, including, any purchaser from, or creditor of, the Borrower.
    (viii)    The Borrower has received all consents and approvals required by the terms of the Related Documents in respect of such Collateral to the pledge hereunder to the Administrative Agent of its interest and rights in such Collateral and such documents do not require either notice or consent to any Person for the enforcement or exercise of the rights and remedies of the Secured Parties following an Event of Default.

    (ix)    With respect to Collateral referred to in clause (v) above over which a security interest may be perfected by the filing of a financing statement, the Borrower has authorized, caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Administrative Agent, for the benefit and security of the Secured Parties, hereunder (which the Borrower hereby agrees may be an “all assets” filing).
    (x)    The sale of each Receivable by the Seller to the Borrower was, as of the related Purchase Date, permitted under all applicable documents governing the creation, sale or possession of such Receivable in effect at such time.
    (xi)    As of the related Purchase Date, each Receivable sold to the Borrower and listed as an “Eligible Receivable” satisfied each of the criteria set forth in the definition of Eligible Receivable.
    (xii)    Each Receivable listed as an “Eligible Receivable” on any Monthly Report, Notice of Borrowing, Notice of Withdrawal or Notice of Prepayment, delivered from time to time to the Administrative Agent or the other Secured Parties satisfies each of the criteria set forth in the definition of Eligible Receivable as of the date of such delivery.
    (xiii)    Upon the delivery to the Custodian of all Collateral constituting “instruments” and “certificated securities” (as defined in the UCC as in effect from time to time in the jurisdiction where the vault of the Custodian in which such assets will be held is located), if any, the crediting of all Collateral that constitutes financial assets to the Collection Account and the filing of the financing statements in the jurisdiction in which the Borrower is located, such security interest shall be a valid and first priority perfected security interest in all of the Collateral in that portion of the Collateral in which a security interest may be created and perfected in such manner under Article 9 of the UCC.
    (xiv)    Each Eligible Receivable was originated by an Originator pursuant to the applicable Program and (x) was sold by such Originator to the Seller and (y) was sold or contributed to the Borrower by the Seller, in each case, for a price at least equal to fair market value.
    (u)    USA PATRIOT Act. None of the Borrower, Holdings, the Permitted Holder or any of their respective Affiliates is (1) a Sanctioned Person; (2) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “non-cooperative jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (3) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (4) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns.
    (v)    Program Agreements. Borrower has provided the Administrative Agent and Initial Class B Lender with true, correct and complete copies of each Program Agreement, together with all amendments, supplements or other modifications thereto and each such Program Agreement is in full force and effect. To the best of Borrower’s knowledge, neither the Seller nor any Originator is in default of its respective obligations under any Program Agreement.
    Section 4.02.    Representations and Warranties Relating to the Collateral in Connection with a Borrowing or Withdrawal. The Borrower acknowledges and agrees that, by delivering a Notice of Borrowing or a Notice of Withdrawal to the Administrative Agent, the Borrower will be deemed to have represented, warranted and certified for all purposes hereunder that in the case of each item of Collateral pledged to the Administrative Agent, on the date thereof and on the relevant Borrowing Date or Withdrawal Date, as applicable:
    (a)    the Borrower is the owner of such Collateral free and clear of any Liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the related Borrowing Date or Withdrawal Date, as applicable, and (ii) Permitted Liens;
    (b)    the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (a) above;
    (c)    the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests granted or permitted pursuant to this Agreement;
    (d)    the Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Administrative Agent for the benefit of the Secured Parties; or
    (e)    the Administrative Agent has a first priority perfected security interest in the Collateral, except as otherwise permitted by this Agreement.
Article V

Covenants
    Section 5.01.    Affirmative Covenants of the Borrower. The Borrower covenants and agrees that until the date that all Obligations have been paid in full (other than contingent indemnity obligations not yet due and owing):
    (a)    Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, including all credit, servicing and debt collection laws applicable to the Receivables and its activities and obligations as contemplated by the Facility Documents, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises (including all credit, servicing and debt collection licenses or qualifications applicable to the Receivables and its activities contemplated by the Facility Documents), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on the Borrower, (iv) comply with the terms and conditions of each Facility Document to which it is a party and in all material respects with its Constituent Documents and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents and Related Documents to which it is a party and its Constituent Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on the Borrower.
    (b)    Enforcement. (i) It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken, that would release any Obligor from any of such Obligor’s covenants or obligations under any Related Document, except in the case of (A) repayment of Receivables, (B) subject to the terms of this Agreement, (1) amendments to the Related Documents, Defaulted Receivables or Ineligible Receivables or that are otherwise reasonably deemed by the Servicer to be necessary, immaterial, or beneficial, taken as a whole, to the Borrower and not detrimental to the Administrative Agent and the Lenders, (2) amendments, waivers or modifications of or relief extended to the Obligors in relation to Related Documents in accordance with the Servicing Agreement and (3) enforcement actions taken or work-outs with respect to any Defaulted Receivable by the Servicer in accordance with the provisions hereof and the Servicing Agreement, (C) actions by the Servicer in conformity with this Agreement or any other Facility Document or as otherwise required hereby or thereby, as the case may be, or (D) as required pursuant to Applicable Law or, unless in violation of this Agreement, any other Facility Documents or the Related Documents.
    (ii)    The Borrower shall punctually perform, and shall use its commercially reasonable efforts to cause the Seller, the Servicer and the Backup Servicer to perform, all of their respective obligations and agreements contained in this Agreement or any other Facility Document.
    (c)    Further Assurances. The Borrower shall take such reasonable action from time to time as shall be necessary to ensure that all assets (including the Collection Account) of the Borrower constitute “Collateral” hereunder. The Borrower will, and promptly upon the reasonable request of the Administrative Agent or the Required Lenders (through the Administrative Agent) shall, at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Administrative Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens), including all further actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents. Subject to Section 7.02, and without limiting its obligation to maintain and protect the Administrative Agent’s first priority security interest in the Collateral, the Borrower authorizes the Administrative Agent to file or record financing statements (including financing statements describing the Collateral as “all assets” or the equivalent) and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as are necessary to perfect the security interests of the Administrative Agent under this Agreement under each method of perfection required herein with respect to the Collateral, provided, that the Administrative Agent does not hereby assume any obligation of the Borrower to maintain and protect its security interest under this Section 5.01 or Section 7.07. The Borrower will, in connection therewith, deliver such proof of corporate action, incumbency of officers or other documents as are reasonably requested by the Administrative Agent to evidence appropriate authority of the officers signing or authorizing any such documents, instruments or filings.
    (d)    Other Information. It shall provide to the Administrative Agent and the Initial Class B Lender or cause to be provided to the Administrative Agent (with enough additional copies for the Administrative Agent to distribute for each Lender) and the Initial Class B Lender, as applicable:
    (i)    within ten (10) Business Days after the Permitted Holder files any Form 10-Q with the SEC, the Permitted Holder’s unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of such prior fiscal quarter;
    (ii)    within ten (10) Business Days after the Permitted Holder files Form 10-K with the SEC, Permitted Holder’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the corresponding fiscal year, all certified as to fairness of presentation and conformity with GAAP by a Responsible Officer of such Person;
    (iii)     all such financial statements shall be prepared in reasonable detail and in accordance with GAAP in all material respects applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);
    (iv)    simultaneously with the delivery of each set of financial statements and financial information referred to in clauses (i) and (ii) above, a certificate of a Responsible Officer of the Borrower certifying (A) that the Borrower, Holdings and the Permitted Holder have complied with all covenants and agreements in the Facility Documents, (B) that no Accelerated Amortization Event, Unmatured

Event of Default or Event of Default then exists and, otherwise, setting forth the details thereof and the action which the Borrower, Holdings or the Permitted Holder is taking or proposes to take with respect thereto and (C) attaching a Maximum Advance Rate Test Calculation Statement;
    (v)    as soon as possible and no later than three (3) Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of any (x) Unmatured Event of Default or (y) Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
    (vi)    from time to time such additional information or documents regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of the Maximum Advance Rate Test, the Facility Pool Delinquency Ratio and the Facility Pool Default Ratio) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request;
    (vii)    promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;
    (viii)    promptly, and in any event within one (1) Business Day of receipt thereof, deliver to the Administrative Agent each written notice of (A) without limiting the provisions of Section 5.02(j), any amendment, modification, supplement or waiver of the Credit Policy delivered by the Seller, as applicable, to the Borrower and any related information provided by the Seller to the Borrower pursuant to the Receivable Purchase Agreement and (B) without limiting the provisions of Section 5.02(j), any amendment, modification, supplement or waiver of the Collection Policy delivered by the Servicer to the Borrower and any related information provided by the Servicer to the Borrower pursuant to the Servicing Agreement;
    (ix)    upon the earlier of (x) the date a Maximum Advance Rate Test Calculation Statement is due and (y) within ten (10) Business Days following actual knowledge thereof by the Borrower, a written notice to the Administrative Agent and the Initial Class B Lender if any Obligor of a Card Account with a Receivables Balance greater than $3,000,000 became subject to an Insolvency Event, is deceased or fraud is discovered in connection with the origination of the relevant Card Account or Receivable, and (B) at any time upon the reasonable request by the Administrative Agent or the Required Lenders, the Borrower shall provide, or cause to be provided, to the Administrative Agent any information or document relating to the Collateral;

    (x)    if any information provided to the Administrative Agent or the Lenders pursuant to Section 4.01(i) hereof for any reason is not true, complete and correct in any material respect, the Borrower shall provide the true, complete and correct information to the Administrative Agent within seven (7) Business Days following the earlier of (x) written notice to the Borrower by the Administrative Agent or (y) actual knowledge of a Responsible Officer of the Borrower;
    (xi)     promptly following any request therefor, the Borrower shall provide, to the extent commercially reasonable, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including but not limited to a beneficial ownership certification in form reasonably acceptable to the Administrative Agent or the relevant Lender, as applicable;
    (xii)    promptly upon a Responsible Officer of the Borrower obtaining actual knowledge thereof, notice of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect with respect to the Borrower, Holdings, the Permitted Holder, the Seller or the Servicer, including, without limitation, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates or any Receivable or any portion of the Collateral that could reasonably be expected to result in a Material Adverse Effect with respect to the Borrower, Holdings, the Permitted Holder, the Seller or the Servicer;
    (xiii)     (A) on a monthly basis, simultaneously with the delivery of the Monthly Report, any reports and calculations prepared by the Seller and the Servicer and received by the Borrower with regard to the Receivables during the related Collection Period, if any, and (B) all reports and notices (including any compliance certificate delivered in connection with the Servicer’s financial covenants) it receives pursuant to the Receivable Purchase Agreement and the Servicing Agreement within two (2) Business Days of the receipt thereof or within any shorter period as otherwise requested hereunder; and
    (xiv)    upon request by the Administrative Agent or any Lender, but no less frequently than on each Reporting Date, the Data Tape.
    (e)    Access to Records and Documents.
    (i)     Upon reasonable advance written notice and during normal business hours, the Borrower shall permit the Administrative Agent, jointly with any Lender (or any Person designated by the Administrative Agent or such Lender) to visit and inspect and make copies thereof at reasonable intervals and conduct evaluations and appraisals of the Borrower’s and the Servicer’s, as applicable, computation of the Borrowing Base and the assets sold by the Seller included in the Borrowing Base and the components of the Monthly Report (including cash receipt and application and calculation of ratios), but in any event no more than once during any fiscal year of the Borrower (or as often and at any time in the sole discretion of the Administrative Agent or the Initial Class B Lender following the occurrence and continuation of an Event of Default), of (x) the Borrower’s books, records and accounts relating to its business, financial condition, operations, assets, the Collateral and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, (y) all of the Related Documents, including access to each electronic portal maintained by the Borrower or any third-party service provider and (z) a list of all Receivables then owned by the Borrower, together with the Servicer’s reconciliation of such list to that set forth in each of the Monthly Reports, indicating the cumulative addition, subtraction and repurchase of Receivables under the Receivable Purchase Agreement.
    (ii)     The Borrower shall be responsible for the reasonable costs and expenses for one visit per calendar year requested by the Administrative Agent, unless an Event of Default has occurred and is continuing, in which case the Borrower shall be responsible for all reasonable costs and expenses for each visit.
    (iii)    The Borrower shall (A) obtain and maintain similar inspection and audit rights under the Facility Documents with the Seller, the Servicer, the Backup Servicer and the Custodian, (B) consult with the Administrative Agent and the Initial Class B Lender (or any Person designated by the Administrative Agent or the Initial Class B Lender) in connection with, and allow the Administrative Agent and the Initial Class B Lender (or any Person designated by the Administrative Agent or the Initial Class B Lender) to join the Borrower in, any exercise of any similar inspection or audit rights granted to it with respect to the Seller, the Servicer, Backup Servicer or the Custodian, and (C) use commercially reasonable efforts to have the findings of any such inspection provided directly to the Administrative Agent and the Initial Class B Lender, or promptly provide any such findings provided to it in connection with the exercise of such inspection rights to the Administrative Agent and the Initial Class B Lender. In the event the Borrower has not exercised any such inspection rights granted to it, the Administrative Agent may request the Borrower to exercise such rights, and the Borrower shall comply with any such reasonable request to exercise inspection and audit rights.
    (f)    Use of Proceeds. It shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.
    (g)    Monthly Report; Backup Servicer Report; Accountings. The Borrower shall provide (or cause to be compiled and provided) to the Administrative Agent, the Initial Class B Lender and the Backup Servicer a monthly report (each, a “Monthly

Report”) for the previous Collection Period no later than 3:00 p.m. on each Reporting Date. The Monthly Report delivered for any Collection Period shall contain the information with respect to the Eligible Receivables included in the Collateral set forth in Schedule 5 hereto (including, a Data Tape and a calculation of the Maximum Available Amount), and shall be determined as of the last day of the Collection Period applicable to such Reporting Date. Each Monthly Report shall also include a Maximum Advance Rate Test Calculation Statement as well as the calculation of the Two-Month Rolling Average Facility Pool Delinquency Ratio, the Two-Month Rolling Average Facility Pool Default Ratio, the Three-Month Rolling Average Facility Pool Delinquency Ratio and the Three-Month Rolling Average Facility Pool Default Ratio, in each case, as determined as of the last day of the Collection Period applicable to such Reporting Date. Within five (5) Business Days of delivery of the Monthly Report, the Borrower shall also deliver, or caused to be delivered, to the Administrative Agent and the Initial Class B Lender, the Backup Servicer Report. Each delivery of a Monthly Report shall be deemed a representation and warranty by the Borrower that each of the Eligible Receivables set forth therein satisfies each of the criteria set forth in the definition of Eligible Receivable as of the last day of the relevant Collection Period covered by such Monthly Report.
    (h)     Notice of Proceedings. It shall provide written notice to the Administrative Agent and the Initial Class B Lender of the occurrence of any proceeding, action, litigation or investigation pending before any Governmental Authority, or, to the actual knowledge of the Borrower, any non-frivolous threat thereof against the Borrower, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Borrower, within five (5) Business Days of receiving notice thereof or the Borrower obtaining actual knowledge of the commencement thereof, except to the extent that a relevant Government Authority requires that the such proceeding, action, litigation or investigation be kept confidential or that the Borrower is prohibited by Applicable Law from communicating information about such proceeding, action, litigation or investigation to the Administrative Agent.
    (i)    No Other Business. The Borrower shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, funding, acquiring, owning, holding, administering, selling, enforcing, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Receivables and the other Collateral in connection therewith and entering into the Facility Documents, any applicable Related Documents and any other agreements contemplated by this Agreement, and shall not engage in any other activity or take any other action that would cause the Borrower to be subject to U.S. federal, state or local income tax on a net income basis.
    (j)    Tax Matters. The Borrower shall (and each Lender hereby agrees to) treat the Advances as debt for U.S. federal income tax purposes and will take no contrary position except to the extent required by a change in Applicable Law occurring after the date hereof, a closing agreement with an applicable tax authority or a final judgement of a court of competent jurisdiction. Neither the Borrower nor any record or beneficial owner of the Borrower shall make an election under U.S. Treasury Regulation Section 301.7701-3 for the Borrower to be classified as an association taxable as a corporation. The Borrower shall at all times ensure that it is owned by a single “United States person” as defined by Section 7701(a)(30) of the Code. In the event that the Borrower is classified as a partnership for U.S. federal income tax purposes, (i) the partnership representative (or comparable person under state or local law, as applicable) shall, to the extent eligible, make the election under Section 6221(b) of the Code (or any similar comparable provision of state or local tax law) with respect to the Borrower and take any other action such as filings, disclosures and notifications necessary to effectuate such election, and (ii) if the election described in the preceding clause (i) is not available, the partnership representative (or comparable person under state or local law, as applicable) shall, to the extent eligible, make the election under Section 6226(a) of the Code (or any similar comparable provision of state or local tax law) with respect to the Borrower and take any other action such as filings, disclosures and notifications necessary to effectuate such election.
    (k)    Collections. The Borrower shall, and shall cause the Servicer and Servicer’s Affiliates to, cause all Collections on account of Receivables received as ACH payments initiated by the Borrower or initiated by the Servicer on behalf of the Borrower to be routed to the Collection Account for deposit therein within one (1) Business Day of receipt thereof. The Borrower shall, and shall cause the Servicer and Servicer’s Affiliates to (i) insure that at least 70% of Card Accounts with Receivables owned by the Borrower utilize ACH payments initiated by the Borrower or initiated by the Servicer on behalf of the Borrower and (ii) use commercially reasonable efforts to identify all Collections received by it on account of Receivables in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise and promptly (and in any event, within the timing specified in the immediately following sentence) deposit all such identifiable Collections into the Collection Account in the form in which they are received (but with any endorsements of the Borrower, the Servicer or such Servicer’s Affiliates, as applicable, necessary for deposit or collection). Except as otherwise set forth above with respect to ACH payments, if for any reason the Borrower, the Servicer or any of the Servicer’s Affiliates receives any Collections, the Borrower the Servicer or such Servicer’s Affiliate, as applicable, shall deposit such Collections directly into the Collection Account as soon as practicable, and in any event, within two (2) Business Days, following actual knowledge of the receipt and identification thereof. Any such Collections received by the Borrower, the Servicer or such Servicer’s Affiliate while in the possession of the Borrower, the Servicer or such Servicer’s Affiliate shall be held in trust for the benefit of the Secured Parties. The Borrower shall ensure that no Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Collection Account, or the right to take dominion and control of the Collection Account at a future time or upon the occurrence of a future event; provided, however, that the Borrower may permit the Servicer and the Backup Servicer to have access to the Collection Account pursuant to the Servicing Agreement and the Backup Servicing Agreement.

    (l)    Priority of Payments. The Borrower shall ensure all Collections are applied solely in accordance with Section 9.01 and the other provisions of this Agreement.
    (m)    Borrower May Own Ineligible Receivables. For the avoidance of doubt, nothing in this Agreement shall prevent Borrower from purchasing Ineligible Receivables under the Receivable Purchase Agreement; provided that (i) such purchase will not result in the occurrence of an Unmatured Event of Default or Event of Default or trigger an Accelerated Amortization Event; (ii) no Unmatured Event of Default, Event of Default or Accelerated Amortization Event has occurred and remains continuing at the time of such purchase; and (iii) following April 9, 2024, in no event shall the Borrower acquire or own any Receivable for which the Obligor is EyeCare.
    (n)    Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower, Holdings and the Permitted Holder shall remain Solvent.
    (o)    Insolvency Events. The Borrower shall timely object to all proceedings of the type described in clause (a) of the definition of “Insolvency Event” instituted against it.
    (p)    Insurance. The Borrower shall maintain, or cause to be maintained (which for the avoidance of doubt may be maintained by way of the Borrower having been named as a “named insured” under an insurance policy maintained by Holdings), insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent providing coverages for (i) comprehensive “all risk” or special causes of loss form insurance, (ii) commercial general liability insurance, (iii) if applicable, worker’s compensation and employer’s liability subject to the worker’s compensation and employer liability laws of the applicable state, (iv) umbrella and excess liability insurance in an amount not less than $5,000,000 per occurrence and (v) upon sixty (60) days’ written notice, such other reasonable insurance, and in such reasonable amounts as the Administrative Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Collateral located in or around the region in which the Collateral is located.
    Section 5.02.    Negative Covenants of the Borrower. The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full (other than contingent indemnity obligations not yet due and owing)):
    (a)    Restrictive Agreements. It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

    (b)    Liquidation; Merger; Sale of Collateral. Other than following repayment in full of the Obligations, it shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, nor undertake any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), except as expressly permitted by this Agreement and the other Facility Documents (including in connection with a Permitted Sale).
    (c)    Amendments to Constituent Documents and Facility Documents. Without the written consent of the Administrative Agent, (i) it shall not amend, modify or take any action inconsistent with its Constituent Documents other than as permitted under Section 5.02(h) or any other amendment or modification of its Constituent Documents that could reasonably be expected to adversely affect the rights of the Administrative Agent or any Lender hereunder or under any other Facility Document (provided, however, that any amendments or modifications relating to the Independent Manager shall be subject to the Administrative Agent’s prior written consent), and (ii) it shall not amend, modify or waive any term or provision in any Facility Document, or cause or permit any term or provision in any Facility Document to be amended, modified or waived; provided, however, that such consent shall not be required (but prior written notice to the Administrative Agent and the Initial Class B Lender shall be delivered by the Borrower) in the case of an amendment, modification or waiver of any term or provision in any Facility Document that is solely administrative or operational in nature and does not otherwise affect the Collateral, the Borrower’s obligations, rights or remedies under the Facility Documents or the rights and remedies of the Secured Parties.
    (d)    ERISA. Neither it nor any member of the ERISA Group shall establish any Plan or Multiemployer Plan or incur any liability with regard to a Plan or Multiemployer Plan (including any actual liability on account of a member of the ERISA Group).
    (e)    Liens. It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.
    (f)    Margin Requirements. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.
    (g)    Restricted Payments. It shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so; provided, however, that the Borrower shall be permitted to make Restricted Payments from funds distributed to it pursuant to the Priority of Payments and funds withdrawn from the Collection Account pursuant to Section 9.02.
    (h)    Changes to Corporate Information. Without not less than thirty (30) days’ prior written notice to the Administrative Agent and the Initial Class B Lender (or such shorter period as the Administrative Agent may agree in writing), the Borrower shall not change (a) its corporate name, (b) the location of its chief executive office, its principal place of business, or the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (c) its identity, jurisdiction of organization or organizational structure or (d) its tax identification number, as applicable, and, in any event, no such change shall be effected or permitted unless all filings have been made (or will be made on a timely basis) under Applicable Laws or otherwise and all other actions have been taken (or will be taken on a timely basis) that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral, in each case, at the sole cost and expense of the Borrower.
    (i)    Transactions with Affiliates. It shall not sell, lease or otherwise transfer any property or assets to (other than in accordance with clause (g) above), or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including sales of Defaulted Receivables and other Eligible Receivables) except as expressly contemplated by this Agreement and the other Facility Documents, unless such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, that any purchase or sale at par shall be deemed to comply with this Section 5.02(i).
    (j)    Amendments to Credit Policies and Collection Policy. The Borrower shall not make, and shall not permit or cause any Originator, the Seller or the Servicer, as applicable, to make any amendment, modification or supplement to any Credit Policy or Collection Policy without the prior consent of the Administrative Agent in its sole discretion; provided, however, that such consent shall not be required (but prior written notice to the Administrative Agent and the Initial Class B Lender shall be delivered by the Borrower in accordance with Section 5.01(d)(viii)) in the case of an amendment, modification or supplement of any term or provision in any Credit Policy or Collection Policy that is solely administrative or operational in nature and does not otherwise affect the Collateral, the Borrower’s obligations, rights or remedies under the Facility Documents or the rights and remedies of the Secured Parties.
    (k)    Investment Company Restriction. It shall not become required to register as an “investment company” under the Investment Company Act.
    (l)    Subject Laws. It shall not utilize directly or indirectly the proceeds of any Advance for the benefit of any Person whose name appears on the List of Specially

Designated Nationals and Blocked Persons maintained by OFAC, and shall maintain and require that the Servicer maintain, internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws.
    (m)    No Claims Against Advances. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral.
    (n)    Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, (ii) obligations under its Constituent Documents or (iii) pursuant to customary indemnification and expense reimbursement and similar provisions under the Related Documents. The Borrower shall not acquire any Receivables or other property other than as expressly permitted hereunder and pursuant to the Receivable Purchase Agreement.
    (o)    Validity of this Agreement. It shall not (i) except as permitted by this Agreement, take any action that would permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).
    (p)    Subsidiaries. It shall not have or permit the formation of any subsidiaries.
    (q)    Name. It shall not conduct business under any name other than its own.
    (r)    Employees. It shall not have any employees (other than officers and directors to the extent they are employees).
    (s)    Non-Petition. The Borrower shall not be party to any agreements other than the Facility Documents under which it has any material obligations or liability (direct or contingent) without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party).
    (t)    Certificated Securities. The Borrower shall not acquire or hold any certificated securities in bearer form (other than securities not required to be in registered form under Section 163(f)(2)(A) of the Code) in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165-12(c) (as determined by the Borrower).
    (u)    Accounts. The Borrower shall not assign or grant an interest in any rights it may have in the Collection Account to any Person other than the Administrative Agent. The Borrower shall not at any time invest, or permit any investment of, the funds deposited in the Collection Account. The Borrower shall not close or agree to close the Collection Account without the prior written consent of the Administrative Agent. The Borrower shall not, and shall cause its Affiliates not to, deposit amounts in the Escrow Account other than the Escrowed Amounts.
    Section 5.03.    Certain Undertakings Relating to Separateness. (a) Without limiting any, and subject to all, other covenants of the Borrower contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that of any other Person (including the holders of the Equity Interests of the Borrower and their respective Affiliates) and in furtherance of the foregoing, the Borrower shall:
    (1)    not become involved in the day-to-day management of any other Person;
    (2)    not permit Holdings or any of Holdings’ Affiliates to become involved in the day-to-day management of the Borrower, except as permitted hereunder or to the extent provided in the Facility Documents and the Borrower LLC Agreement;
    (3)    not engage in transactions with any other Person other than entering into the Facility Documents and those activities permitted by the Borrower LLC Agreement, the Facility Documents and matters necessarily incident or ancillary thereto;
    (4)    observe all formalities required of a limited liability company under the laws of the State of Delaware;
    (5)    (i) maintain separate company records and books of account from any other Person and (ii) clearly identify its offices, if any, as its offices and, to the extent that the Borrower and its Affiliates have offices in the same location, allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including and for services performed by an employee of an Affiliate;
    (6)    except to the extent otherwise permitted by the Facility Documents, maintain its assets separately from the assets of any other Person (including through the maintenance of a separate bank account) in a manner that is not costly or difficult to segregate, identify or ascertain such assets;
    (7)    maintain separate financial statements (or if part of a consolidated group, then it will show as a separate member of such group), books and records from any other Person;
    (8)    allocate and charge fairly and reasonably any overhead shared with Affiliates;

    (9)    transact all business with Affiliates on an arm’s length basis and pursuant to written, enforceable agreements, except to the extent otherwise provided in the Facility Documents;
    (10)    not assume, pay or guarantee any other Person’s obligations or advance funds to any other Person for the payment of expenses or otherwise, except pursuant to the Facility Documents;
    (11)    conduct all business correspondence of the Borrower and other communications in the Borrower’s own name, and use separate stationery, invoices, and checks;
    (12)    not act as an agent of any other Person in any capacity except pursuant to contractual documents indicating such capacity and only in respect of transactions permitted by the Borrower LLC Agreement, the Facility Documents and matters necessarily incident thereto;
    (13)    not act as an agent of Holdings or any of Holdings’ Affiliates, and not permit Holdings or any of Holdings’ Affiliates or agents of Holdings or any of Holdings’ Affiliates to act as its agent, except for any agent to the extent permitted under the Borrower LLC Agreement and the Facility Documents;
    (14)    correct any known misunderstanding regarding the Borrower’s separate identity from Holdings or any of its Affiliates;
    (15)    not permit any Affiliate of the Borrower to guarantee, provide indemnification for, or pay its obligations, except for any indemnities and guarantees in connection with any Facility Documents or any consolidated tax liabilities, or except as permitted by the Borrower LLC Agreement;
    (16)    compensate its consultants or agents, if any, from its own funds;
    (17)    except for invoicing for Collections and servicing of the Eligible Receivables, share any common logo with or hold itself out as or be considered as a department of Holdings or any of Holdings’ Affiliates, (b) any Affiliate of a general partner, shareholder, principal or member of Holdings or any of Holdings’ Affiliates, or (c) any other Person;
    (18)    maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;
    (19)    fail at any time to have at least one (1) Independent Manager on its board of managers; provided, however, if such Independent Manager is deceased, withdraws or resigns, the Borrower shall have ten (10) Business Days to replace such Independent Manager with another Independent Manager reasonably acceptable to the Administrative

Agent; provided, further, however, that during such period, no matter which requires the vote of the Independent Manager under the Borrower LLC Agreement shall be voted;
(20)    appoint any Person as an Independent Manager of the Borrower (A) who does not satisfy the definition of an Independent Manager or (B) with respect to any Independent Manager appointed after the Closing Date, without giving ten (10) Business Days’ prior written notice to the Administrative Agent and the Lenders;
(21)    not amend, restate, supplement or otherwise modify its Constituent Documents in violation of this Agreement or in any respect that would impair its ability to comply with the Facility Documents;
    (22)    conduct its business and activities in all respects in compliance with the assumptions contained in the legal opinions of Orrick Herrington & Sutcliffe LLP dated on or about the Closing Date relating to substantive consolidation issues (the “Bankruptcy Opinion”), unless within ten (10) Business Days of obtaining actual knowledge or receiving notice of any non-compliance with such assumptions, it has caused to be delivered to the Lenders a legal opinion of Orrick Herrington & Sutcliffe LLP (or other counsel acceptable to the Administrative Agent) that such non-compliance will not adversely affect the conclusions set forth in the Bankruptcy Opinion; and
    (23)    require any representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing.
    (b)    The Borrower hereby acknowledges that the Administrative Agent and each Lender is entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from its Affiliates.
Article VI

Events of Default
    Section 6.01.    Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
    (a)    (i) a default in the payment, within one (1) Business Day from the due date thereof (or if the Borrower has provided the Administrative Agent with evidence of an operational issue with respect to such payment, within two (2) Business Days from the due date thereof), of any interest on any Advance, or any other payment or deposit required to be made hereunder, or under any other Facility Documents or (ii) the failure to reduce the outstanding Advances to $0 on the Final Maturity Date; or

    (b)    failure to satisfy the Maximum Advance Rate Test, the Class A Maximum Advance Rate Test or the Class B Maximum Advance Rate Test, in each case, for two (2) or more Business Days following the earlier of (x) written notice to the Borrower (which may be by email) by the Administrative Agent, and (y) actual knowledge of a Responsible Officer of the Borrower; or
    (c)    the Administrative Agent shall fail to have a first priority perfected security interest in the Collateral (other than with respect to a de minimis portion thereof and subject to Permitted Liens); provided, however, that if the Administrative Agent determines in its reasonable discretion that such failure is capable of being cured and so notifies the Borrower in writing, the Borrower shall fail to cure such event within five (5) Business Days following delivery of such notice by the Administrative Agent; or
    (d)    the failure of any representation or warranty of the Borrower, Holdings, the Permitted Holder, the Servicer, the Seller, the Backup Servicer made in this Agreement, in any other Facility Document (taking into account any grace or cure periods therein) or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in each case in all material respects when the same shall have been made (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) and such failure shall remain uncured for a period in excess of thirty (30) days following the earlier of (x) written notice to the Borrower (which may be by email) by the Administrative Agent, and (y) actual knowledge of a Responsible Officer of the Borrower, Holdings or the Permitted Holder; or
    (e)    a default in the performance or breach of the covenants set forth in Section 5.01(a)(ii), 5.01(b), 5.01(j), 5.02 or 5.03; provided, however, that if such default or breach is curable and the Administrative Agent shall have given notice to the Borrower to cure such default or breach, failure to cure such default or breach within two (2) Business Days following such notice to the Borrower; or
    (f)    except as otherwise provided in this Section 6.01, a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Borrower, Holdings or the Permitted Holder under this Agreement or the other Facility Documents and the continuation of such default or breach for a period of thirty (30) days following the earlier of (x) written notice to the Borrower (which may be by email) by the Administrative Agent, and (y) actual knowledge of a Responsible Officer of the Borrower, Holdings or the Permitted Holder; or
    (g)    one or more non-appealable judgments or orders for the payment of an amount or adverse rulings (not fully paid or covered by insurance) shall be rendered against the Borrower, Holdings or the Permitted Holder (which, in the case of Holdings or the Permitted Holder, exceeds $10,000,000) and with respect to which the Borrower, Holdings or the Permitted Holder has knowledge (or should have knowledge) and such judgment or ruling shall remain unsatisfied, unvacated, unbonded or unstayed for a period in excess of thirty (30) days; or
    (h)    an Insolvency Event relating to the Borrower, Holdings, the Permitted Holder or the Seller shall have occurred; or
    (i)    (i) the Backup Servicing Agreement fails to be in place or is otherwise terminated and (ii) a successor Backup Servicer reasonably acceptable to the Administrative Agent is not appointed within forty-five (45) days following the date of such default, occurrence, failure or termination; or
    (j)    (i) either (A) any event that constitutes a Servicer Event of Default or an event relating to any Servicer that would have a Material Adverse Effect shall have occurred and be continuing, and with respect to a Servicer Event of Default, shall not have been waived by the Borrower with the written consent of the Administrative Agent or (B) the Servicing Agreement fails to be in place or is otherwise terminated and (ii) the Borrower fails to appoint a replacement servicer acceptable to the Administrative Agent within thirty (30) days following the date of such default, occurrence, failure or termination (and the Administrative Agent acknowledges that the appointment of Carmel Solutions LLC as a replacement servicer pursuant to the Backup Servicing Agreement is acceptable to the Administrative Agent); or
    (k)    a Change of Control shall have occurred; or
    (l)     the Borrower becomes an investment company required to be registered under the Investment Company Act; or
    (m)    the Borrower or the Servicer shall have failed to cause all Collections in respect of the Collateral to be deposited into the Collection Account pursuant to the terms of Section 5.01(k); or
    (n)    (i) any Facility Document shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, Holdings, the Permitted Holder, the Seller, the Backup Servicer, the Servicer, the Collection Account Bank or the Custodian, as applicable, or (ii) the Borrower, Holdings, the Permitted Holder, the Seller, the Backup Servicer, the Servicer, the Collection Account Bank and the Custodian shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder; or
    (o)    Holdings or the Permitted Holder shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, swap agreement, loan and security agreement or similar credit facility or agreement for borrowed funds, or any other contract, agreement or transaction (including, without limitation, any repurchase agreement) to which it is a party in connection with payment obligations, in an aggregate amount in excess of $50,000,000 (individually or collectively), after the earlier of (x)

written notice to Holdings or the Permitted Holder by the Administrative Agent (which may be by email), and (y) actual knowledge of a Responsible Officer of Holdings or the Permitted Holder; or
    (p)    a Limited Guaranty Event of Default shall have occurred and be continuing; or
    (q)    on or after the date that is three (3) months following the Closing Date, the occurrence of any of the following:
        (i)    the Three -Month Rolling Average Facility Pool Delinquency Ratio is greater than 4.10%; or
        (ii)    the Three-Month Rolling Average Facility Pool Default Ratio shall be greater than 2.40%.
    Section 6.02.    Remedies upon an Event of Default.
    (a)     Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a Secured Party under Applicable Law, including the UCC, the Administrative Agent, following the direction of, or consent by, the Required Lenders, by notice to the Borrower, may declare the principal of and the accrued interest on the Advances and all other amounts whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (h) of Section 6.01, the Advances and all such other amounts shall automatically become due and payable, without any further action by any party; provided, further, that in the case of any Event of Default described in Section 6.01(a) that involves a default in the payment of or failure to deposit amounts due and payable solely to a Class B Lender, then the Administrative Agent shall not declare the principal of and the accrued interest on the Class B Advances (and all other amounts whatsoever payable by the Borrower to the Class B Lenders) to be immediately due and payable without receiving the prior written consent of (i) the Initial Class B Lender or (ii) if the Initial Class B Lender is no longer a Class B Lender, one or more Class B Lenders having Class B Advances in an amount greater than 50% of the aggregate outstanding principal amount of all Class B Advances.
    (b)    Upon the occurrence and during the continuation of an Event of Default, following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Required Lenders) of the exercise of control rights with respect to the Collateral pursuant to and in accordance with the UCC (for the avoidance of doubt, which notice shall also be sent to the Class B Lenders), the Borrower will sell or otherwise dispose of any Eligible Receivable to repay the Obligations as directed by the Administrative Agent in its sole discretion, provided that any such sale or other disposition directed by the Administrative Agent shall be on commercially reasonable terms. The proceeds of any such sale or disposition shall be applied in accordance with the Priority of Payments.
    Section 6.03.    Class B Buyout Option.
    (a)     Both (i) on or after the occurrence and continuance of an Accelerated Amortization Event for more than thirty (30) consecutive days and (ii) upon the occurrence and continuance of an Event of Default for more than thirty (30) consecutive days (each a “Class B Purchase Right Trigger”), the Initial Class B Lender shall have the option to purchase all (but not less than all) of the Class A Lender Interests subject to the terms and conditions set forth in this Section 6.03 (the “Class B Purchase Right”). Within five (5) Business Days following receipt of a written request from the Initial Class B Lender following any Class B Purchase Right Trigger (such a request, the “Class B Purchase Request”), the Administrative Agent shall deliver written notice (including supporting detail) to the Initial Class B Lender of (i) the Class A Lender Interests then outstanding and unpaid as of such date, (ii) the Class A Lender Interests expected to accrue through the Class B Purchase Option Exercise Date (as defined below) and (iii) the amount of all liabilities (without duplication) that the Borrower has incurred or is expected to incur in the nature of indemnification obligations of the Borrower hereunder (including amounts due and owing or expected to be due and owing under Sections 2.09, 2.10, 12.03 and 12.04) which have resulted or could result in loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Class A Lenders (clauses (i), (ii) and (iii) collectively, the “Expected Class A Lender Interests”). The Class B Purchase Right shall be exercisable by the Initial Class B Lender for a period of ten (10) Business Days, commencing on the date on which the Administrative Agent provides notice to the Initial Class B Lender of the Expected Class A Lender Interests (the “Class B Purchase Right Termination Date”). Prior to the Class B Purchase Right Termination Date, the Initial Class B Lender may exercise the Class B Purchase Right upon written notice to the Administrative Agent (the “Class B Purchase Option Notice”), which notice shall be irrevocable (unless the final Class A Lender Interest Purchase Amount (as defined below) is more than $50,000 higher than the Expected Class A Lender Interests, calculated pursuant to the preceding sentence, in which case such Class B Purchase Option Notice may be revoked in the sole and absolute discretion of the Initial Class B Lender at any time prior to the Class B Purchase Option Exercise Date (as defined below). The Class B Purchase Option Notice shall specify the date on which the Class B Purchase Right is to be exercised by the Initial Class B Lender (such date, the “Class B Purchase Option Exercise Date”), which shall be a Business Day not more than ten (10) Business Days after receipt by the Administrative Agent of such Class B Purchase Option Notice. No later than 1:00 p.m. on the Business Day prior to the Class B Purchase Option Exercise Date, the Administrative Agent shall deliver written notice to the Initial Class B Lender specifying the final amount of the Class A Lender Interests of which it is then aware (collectively, the “Class A Lender Interest Purchase Amount”). On the Class B Purchase Option Exercise Date, the Class A Lenders shall sell to the Initial Class B Lender, and the Initial Class B Lender shall purchase from the Class A Lenders, all of the Class A Lenders’ right, title and interest in and to the Class A Lender Interests, and all proceeds of any and all of the foregoing.
    (b)    On the Class B Purchase Option Exercise Date, the Initial Class B Lender (i) shall pay to the Class A Lender as the purchase price therefor the Class A Lender Interest

Purchase Amount and (ii) agrees to indemnify and hold harmless each Class A Lender from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party as a direct result of any acts by the Initial Class B Lender occurring after the date of such purchase (but excluding, for the avoidance of doubt, any such loss, liability, claim, damage or expense resulting from the gross negligence, fraud, bad faith or willful misconduct of such Class A Lender). The Class A Lender Interest Purchase Amount shall be remitted by wire transfer in immediately available funds to such bank accounts of each Class A Lender as such Class A Lender shall have designated in writing (no later than one (1) Business Day prior to the Class B Purchase Option Exercise Date) to the Initial Class B Lender for such purpose. If the amounts so paid by the Initial Class B Lender to the bank accounts designated by the Class A Lenders are received in such bank accounts after 5:00 p.m., interest to and including the next Business Day over the Class A Lender Interest Purchase Amount shall be calculated at the same rate applicable to the Borrower hereunder with respect to the Class A Advances and immediately paid by the Initial Class B Lender to the Class A Lender. If the full Class A Lender Interest Purchase Amount (together with any such interest) is not received by the Class A Lenders by 5:00 p.m. on the Business Day immediately after the Class B Purchase Option Exercise Date, the Class A Lender Interests shall not be deemed to have been sold to the Initial Class B Lender and any amounts remitted to the Class A Lenders shall be returned to the Initial Class B Lender (pursuant to instruction delivered by the Initial Class B Lender) no later than 5:00 p.m. on the second Business Day following the Class A Lender Interest Purchase Option Exercise Date.
    (c)    Any purchase pursuant to this Section 6.03 shall be expressly made without representation or warranty of any kind by the Class A Lenders as to the Class A Lender Interests or otherwise without recourse to the Class A Lenders, except that each Class A Lender shall represent and warrant: (i) as to the amount of the Class A Lender Interests being purchased and that the Class A Lender Interest Purchase Amount is true, correct and accurate, (ii) that such Class A Lender shall convey the Class A Lender Interests free and clear of any Liens or encumbrances of such Class A Lender or created or suffered by such Class A Lender, (iii) as to all claims made or threatened in writing against such Class A Lender related to the Class A Lender Interests and (iv) such Class A Lender is duly authorized and has taken all necessary corporate action to assign the Class A Lender Interests. Nothing in this Section 6.03 shall, or shall be deemed to, release or terminate any indemnification obligations of the Borrower which by their terms survive the payment of the Advances pursuant to the terms of this Agreement.
Article VII

Pledge of Collateral; Rights of the Administrative Agent
    Section 7.01.    Grant of Security. (a) The Borrower hereby grants, pledges, transfers and collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing first priority security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):
    (i)    all Receivables and Related Documents (and all rights, remedies, powers, privileges and claims thereunder or in respect thereto, whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity, including the right to enforce each such Related Document, both now and hereafter owned), including all Collections, insurance policies, insurance rights and other proceeds thereon or with respect thereto and all interest, dividends, distributions and other money or property of any kind distributed in respect of thereto;
    (ii)    the Collection Account and all Cash on deposit therein;
    (iii)     each Facility Document (other than this Agreement) and all rights, remedies, powers, privileges and claims thereunder or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the collateral assignment and security interest granted to the Administrative Agent under this Agreement;
    (iv)      all rights to payment under all servicer contracts and other contracts and agreements associated with the Receivables and all recourse rights against the Seller;
    (v)     all accounts, chattel paper (including electronic chattel paper), deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating or credited to the foregoing (in each case as defined in the UCC), commercial tort claims and all other property of any type or nature in which the Borrower has an interest, whether tangible or intangible, and all other property of the Borrower which is delivered to the Administrative Agent or the Custodian by or on behalf of the Borrower (whether or not constituting Eligible Receivables);
    (vi)    all other general intangibles and payment intangibles of the Borrower, including all general intangibles of the Borrower which are delivered to the Administrative Agent (or any custodian on its behalf) by or on behalf of the Borrower or held by any Person by or on behalf of the Borrower;
    (vii)    all security interests, Liens, collateral, property, equipment, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and
    (viii)    all Proceeds of any and all of the foregoing.
    (b)    All terms used in this Section 7.01 that are defined in the UCC but are not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC. The

Borrower hereby designates the Administrative Agent as its agent and attorney in fact to prepare and file any UCC financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to Section 7.07. Such designation shall not impose upon the Administrative Agent, or release or diminish, the Borrower’s obligations under this Section 7.01 or Section 7.07. The Borrower further hereby authorizes the Administrative Agent’s, the Borrower’s counsel to file, without the Borrower’s signature, UCC financing statements that name the Borrower, as debtor and the Administrative Agent as secured party and that describe the Collateral in which the Administrative Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable. The Borrower authorizes the UCC financing statement naming the Borrower as debtor to describe the Collateral therein as “all assets” or words of similar import.
    (c)    If Borrower acquires any commercial tort claim after the date hereof, Borrower shall promptly (but in any event within ten (10) Business Days after such acquisition) deliver to the Administrative Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, as security for the payment of the Obligations, a perfected security interest in all of Borrower’s right, title and interest in and to such commercial tort claim.
    Section 7.02.    Release of Security Interest. If all Obligations have been paid in full, the Administrative Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, promptly execute, deliver and file or authorize (or cause the Custodian to deliver) for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that following the execution of a Consent and Release and upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Administrative Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, execute, deliver and file or authorize (or cause the Custodian to deliver) for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower. The Borrower shall not file, or consent to any third-party filing, any UCC financing statement or amendment thereof without the Administrative Agent’s prior written consent.
    Section 7.03.    Rights and Remedies. The Administrative Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, subject to direction by the Required Lenders, shall), among other remedies: (i) instruct the Borrower (or the Custodian, as applicable) to deliver any or all of the Collateral, the Related Documents and any other documents relating to the Collateral to the Administrative Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral (including directing the Borrower (or the Servicer, as applicable) to cause a Transfer Event in respect of any Receivable); (ii)  sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings;

(iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute or prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower’s, the Backup Servicer’s, the Servicer’s and their respective agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an Obligor. The proceeds of any sale or disposition of the Collateral shall be applied in accordance with the Priority of Payments. For the avoidance of doubt, no disposition of any Collateral shall occur prior to the Class B Purchase Right Termination Date and if the Class B Purchase Right is exercised, then no such disposition shall occur without the prior written consent of the Initial Class B Lender; provided, however, that any sale process may be commenced, but no sale shall be consummated and no binding sale contract or agreements shall be entered into, prior to the Class B Purchase Option Exercise Date or the Class B Purchase Right Termination Date, as applicable, at the discretion of the Administrative Agent.
The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent or the Required Lenders, it shall execute all documents and agreements which are reasonably necessary or appropriate to have the Collateral to be assigned to the Administrative Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of this Section 7.03, the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Administrative Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent (for the benefit of the Secured Parties), but at the cost and expense of the Borrower and, except as prohibited by Applicable Law, without notice to the Borrower.
    Section 7.04.    Remedies Cumulative. Each right, power, and remedy of the Administrative Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies; provided, however, that no Secured Party may exercise any rights or remedies hereunder other than through the Administrative Agent or as consented to by the Administrative Agent; provided, further, however, that the Required Lenders may exercise any rights and remedies hereunder if, after directing the Administrative Agent in writing, the Administrative Agent does not comply with such instructions for any reason.
    Section 7.05.    Related Documents. (a) The Borrower hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Administrative Agent, promptly forward to the Administrative Agent, the Servicer and the Backup Servicer (or other successors servicer) all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, and (ii) upon the written request of the Administrative Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent.
    (b)    The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents and other documents relating to the Collateral in trust for the Administrative Agent on behalf of the Secured Parties, and upon request of the Administrative Agent or following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Administrative Agent or its designee (including the Backup Servicer or the Custodian). In addition, in accordance with the Backup Servicing Agreement, on each Reporting Date, the Borrower shall, or shall cause the Servicer to, deliver to the Backup Servicer an electronic file containing all documents and information necessary to permit the Backup Servicer to service the Receivables and any other information relating to each such Receivable required by the Backup Servicing Agreement.
    Section 7.06.    Borrower Remains Liable. (a) Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.
    (b)    No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.
    Section 7.07.    Protection of Collateral. The Borrower shall from time to time execute and deliver, or caused to be executed and delivered, all such supplements and amendments hereto and file or authorize the filing of all such UCC financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:
    (i)    grant security more effectively on all or any portion of the Collateral;

    (ii)    maintain, preserve and perfect any grant of security made or to be made by this Agreement or any other Facility Document including the first priority nature of the lien or carry out more effectively the purposes hereof;
    (iii)    perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including any and all actions necessary or desirable as a result of changes in law or regulations);
    (iv)    enforce any of the Collateral or other instruments or property included in the Collateral;
    (v)    preserve and defend title to the Collateral and the rights therein of the Administrative Agent and the Secured Parties in the Collateral against the claims of all third parties; and
    (vi)    pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.
The Borrower hereby designates the Administrative Agent as its agent and attorney in fact to prepare and file any UCC financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.07. Such designation shall not impose upon the Administrative Agent, or release or diminish, the Borrower’s obligations under this Section 7.07 or, in the case of the Borrower only, Section 5.01(c).
Article VIII

Accountings and Releases
    Section 8.01.    Collection of Money. Except as otherwise expressly provided herein, the Administrative Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Administrative Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Administrative Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. The Collection Account shall be established and maintained under a Collection Account Control Agreement with the Collection Account Bank. The Collection Account may contain any number of subaccounts for the convenience of the Administrative Agent or for convenience in administering the Collection Account or other Collateral. All monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collection Account Bank as part of the Collateral and shall be applied to the purposes herein provided and released to the Borrower only (i) on Payment Dates to the extent of funds available under Section 9.01(f) and (ii) in accordance with Section 9.02.
    Section 8.02.    Release of Security. (a) In connection with any Permitted Sale of any Receivable (other than Permitted Sales of Ineligible Receivables), the Borrower shall deliver a

Consent and Release to the Administrative Agent and the Lenders at least three (3) Business Days prior to the settlement date for any sale of such Receivable certifying that such sale is a Permitted Sale and requesting that the Administrative Agent release or cause to be released such Receivable from the Lien of this Agreement, which notice shall be revocable by the Borrower until such settlement date. The Lien on any Ineligible Receivable sold in a Permitted Sale by the Borrower shall be automatically released upon such Permitted Sale with no further action required on the part of the Administrative Agent or the Borrower.
    (b)    (i) The proceeds of any sale of a Receivable to Seller pursuant to the terms of the Receivable Purchase Agreement or to any other Person as permitted herein shall be deposited directly into the Collection Account, (ii) the proceeds of any sale of a Defaulted Receivable or Ineligible Receivable shall be deposited directly into the Collection Account following release from any applicable escrow arrangement and (iii) the proceeds of any Permitted Sale to a Securitization Vehicle shall be deposited into the Collection Account and shall be immediately applied to the payments described in Section 9.01.
    (c)    Subject to Borrower’s compliance with this Section 8.02 and the Administrative Agent’s execution of a Consent and Release, any Receivable that is sold pursuant to Section 8.02(a) shall automatically be released from the Lien of this Agreement.
    (d)    The Administrative Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower, at such time as all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied in full (other than contingent indemnity obligations not yet due and owing), release any remaining Collateral from the Lien of this Agreement.
    (e)    In connection with any release pursuant to this Section 8.02, the Administrative Agent is hereby irrevocably authorized by the Lenders to execute such documents as shall be reasonably requested by the Borrower (or the Custodian, as applicable) to evidence the release of the Lien of this Agreement and the other Facility Documents.
Article IX

Application of Monies
    Section 9.01.    Disbursements of Monies from Collection Account. On each Payment Date, the Borrower shall direct the Collection Account Bank to disburse amounts deposited to the Collection Account with respect to the Collection Period ending immediately prior to such Payment Date in accordance with the following priorities (the “Priority of Payments”) and the related Monthly Report:
    (a)    first, to the Servicer, any accrued and unpaid Servicer Fees and collection expense reimbursements (excluding indemnities) that are reimbursable to the Servicer pursuant to the Servicing Agreement, plus any Servicer Fees and collection expense reimbursements (excluding indemnities) that are reimbursable to the Servicer pursuant to the Servicing Agreement which were not paid when due on any prior Payment Date;

    (b)    second, on a pari passu and pro rata basis, to the Backup Servicer, the Collection Account Bank and the Custodian, any accrued and unpaid fees and reimbursable expenses (excluding indemnities) due and payable pursuant to the Facility Documents to which such Persons are a party, plus any fees and reimbursable expenses (excluding indemnities) due and payable to any such Person pursuant to such Facility Documents which were not paid when due on any prior Payment Date; provided, however, that the aggregate amount of expenses and other amounts payable under this clause (b) shall not exceed $100,000 in aggregate in any calendar year;
    (c)     third,    to the Administrative Agent for distribution to each Class A Lender to pay (A) accrued and unpaid Interest on the Class A Advances, (B) amounts payable to each such Class A Lender under Section 2.10 and (C) accrued and unpaid Class A Unused Fees accrued during the related Interest Accrual Period due to each Class A Lender (in the case of each of subclauses (A), (B) and (C) above, pro rata, based on the respective amounts owed to each Class A Lender);
    (d)    fourth,
    (1)    prior to the end of the Reinvestment Period, if the Class A Maximum Advance Rate Test is not satisfied as of the related Determination Date, to pay the outstanding principal of the Class A Advances of each Class A Lender (pro rata, based on each Class A Lender’s Percentage) until the Class A Maximum Advance Rate Test is satisfied (on a pro forma basis as at such Determination Date); and
    (2)    if an Accelerated Amortization Event (other than the occurrence of an Event of Default) has occurred and is continuing, to pay the outstanding principal amount of all Class A Advances of each Class A Lender (pro rata, based on each Class A Lender’s Percentage) until the Class A Effective Advance Rate is equal to no more than 68%; and
    (3)    if the Reinvestment Period has expired or an Event of Default has occurred and is continuing, to pay the outstanding principal amount of all Class A Advances of each Class A Lender (pro rata, based on each Class A Lender’s Percentage) until paid in full;
    (e)     fifth,    (A) an amount to the Administrative Agent for distribution pro rata to each Class A Lender equal to any amounts due under Sections 2.09(a), 12.03(d) or 12.04, and any other fees, costs and expenses of or amounts due to the Administrative Agent or any Class A Lender and (B) an amount to the Administrative Agent for distribution to the Class A Lender equal to any Exit Fee, Prepayment Premium or Class A Minimum Utilization Fees accrued and unpaid; provided, however, that the aggregate amount of clauses (A) and (B) shall be subject to a cap of $3,000,000;
    (f)    sixth, to the Administrative Agent for distribution to each Class B Lender or as directed by the Administrative Agent for distribution to the Class B Lender to pay

(A) accrued and unpaid Interest on the Class B Advances, (B) amounts payable to each such Class B Lender under Section 2.10, and (C) accrued and unpaid Class B Unused Fees accrued during the related Interest Accrual Period due to each Class B Lender (in the case of each of subclauses (A), (B) and (C) above, pro rata, based on the respective amounts owed to each Class B Lender);
    (g)    seventh,
    (1)    prior to the end of the Reinvestment Period, if the Class B Maximum Advance Rate Test is not satisfied as of the related Determination Date, to pay the outstanding principal of the Class B Advances of each Class B Lender (pro rata, based on each Class B Lender’s Percentage) until the Class B Maximum Advance Rate Test is satisfied (on a pro forma basis as at such Determination Date); and
    (2)    if an Accelerated Amortization Event (other than the occurrence of an Event of Default) has occurred and is continuing, to pay the outstanding principal amount of all Class B Advances of each Class B Lender (pro rata, based on each Class B Lender’s Percentage) until the Class B Effective Advance Rate is equal to no more than 85%; and
    (3)    if the Reinvestment Period has expired or an Event of Default has occurred and is continuing, to pay the outstanding principal amount of all Class B Advances of each Class B Lender (pro rata, based on each Class B Lender’s Percentage) until paid in full;
    (h)    eighth, (A) an amount to the Administrative Agent for distribution pro rata to each Class B Lender equal to any amounts due under Sections 2.09(a), 12.03(d) or 12.04, and any other fees, costs and expenses of or amounts due to the Class B Lender and (B) an amount to the Administrative Agent for distribution to the Class B Lender equal to any Prepayment Premium or Class B Minimum Utilization Fees accrued and unpaid; provided, however, that the aggregate amount of clauses (A) and (B) shall be subject to a cap of $3,000,000;
    (i)    ninth, to the extent in excess of the cap specified in Section 9.01(e) above, (A) an amount to the Administrative Agent for distribution pro rata to each Class A Lender equal to any amounts due under Sections 2.09(a), 12.03(d) or 12.04, and any other fees, costs and expenses of or amounts due to the Administrative Agent or any Class A Lender and (B) an amount to the Administrative Agent for distribution to the Class A Lender equal to any Exit Fee, Prepayment Premium or Class A Minimum Utilization Fees accrued and unpaid;
    (j)    tenth, to the extent in excess of the cap specified in Section 9.01(h) above, (A) an amount to the Administrative Agent for distribution pro rata to each Class B Lender equal to any amounts due under Sections 2.09(a), 12.03(d) or 12.04, and any other fees, costs and expenses of or amounts due to the Class B Lender and (B) an amount to the Administrative Agent for distribution to the Class B Lender equal to any Exit Fee, Prepayment Premium or Class B Minimum Utilization Fees accrued and unpaid;
    (k)    eleventh, an amount equal to any other amounts due and owing to the Servicer, the Backup Servicer, the Collection Account Bank, the Custodian, or any other Secured Party pursuant to the Facility Documents shall be set aside in the Collection Account and paid to such Person, in such order, as the case may be, when due in accordance with the Facility Documents based on the amounts due and owing to each such Person as of the immediately preceding calendar month;
    (l)    twelfth, (1) so long as no Unmatured Event of Default has occurred and is continuing, the remainder to the Borrower as directed by the Borrower and (2) if an Unmatured Event of Default has occurred and is continuing, the remainder to remain on deposit in the Collection Account.
    Section 9.02.    Permitted Withdrawals. Funds may be withdrawn from time to time from the Collection Account no more than once per Business Day at the request of the Borrower to the Administrative Agent, in the form attached hereto as Exhibit A-2 (each, a “Notice of Withdrawal”), on any Business Day during the Reinvestment Period (each such date, a “Withdrawal Date”); provided, that the withdrawal and transfer of such funds is subject to the satisfaction or waiver of the following conditions precedent as of the Withdrawal Date:
(a)    after giving effect to such withdrawal, the amount on deposit in the Collection Account is not less than the Collection Account Required Amount;
(b)    the Administrative Agent shall have received a Notice of Withdrawal with respect to such withdrawal prior to or on the Withdrawal Date (including the Maximum Advance Rate Test Calculation Statement attached thereto, all duly completed);
(c)    together with delivery of the Notice of Withdrawal, the Administrative Agent shall have received a Maximum Advance Rate Test Calculation Statement, demonstrating that immediately after giving effect to such withdrawal and the acquisition of any Eligible Receivables on such Withdrawal Date (if any), each applicable Maximum Advance Rate Test shall be satisfied, as of such Withdrawal Date;
(d)    each of the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Withdrawal Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date); and
(e)    (i) no Unmatured Event of Default or Event of Default shall have occurred and be continuing at the time of such withdrawal or shall result upon such withdrawal and

(ii) if prior to or after giving pro forma effect to such withdrawal, the Class A Effective Advance Rate is greater than 68% or the Class B Effective Advance Rate is greater than 85%, no Accelerated Amortization Event shall have occurred and be continuing at the time of such withdrawal or shall result upon such withdrawal.
The Borrower hereby acknowledges and agrees that, by delivering a Notice of Withdrawal, the Borrower will be deemed to have represented and warranted that on such date and immediately after giving effect to the proposed withdrawal on the relevant Withdrawal Date each of the conditions precedent set forth in Section 9.02 is satisfied.
Article X

Administration and Servicing of Collateral
    Section 10.01.    Designation of the Servicer. The servicing, administering and collection of the Collateral shall be conducted by the Person designated as a servicer in accordance with this Agreement, the Servicing Agreement, or the Backup Servicing Agreement, as applicable. Borrower hereby acknowledges that each of the Secured Parties is a third-party beneficiary of the obligations taken by the Servicer and the Backup Servicer under the Servicing Agreement and the Backup Servicing Agreement, respectively.
    Section 10.02.    Authorization of the Servicer. The Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents reasonably necessary to enable such Servicer to carry out its collateral management duties under the Servicing Agreement, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. Following the occurrence and continuance of an Event of Default (unless otherwise waived by the required parties in accordance with Section 12.01), the Administrative Agent (acting in its sole discretion or at the direction of the Required Lenders) may provide notice to the Servicer (and any successors thereto) (with a copy to the Backup Servicer) that the Secured Parties are exercising their control rights with respect to the Collateral in accordance with Section 6.02.
    Section 10.03.    Payment of Certain Expenses by Servicer. The Borrower acknowledges and agrees that the Servicer (so long as such Servicer is an Affiliate of the Borrower) will be required to pay all expenses incurred by the Servicer in connection with its activities under the Servicing Agreement, including fees and disbursements of its independent accountants, taxes imposed on the Servicer, and expenses incurred by the Servicer in connection with the production of reports pursuant to this Agreement; provided that the Borrower acknowledges that the Servicer is entitled to the Servicing Fee (as defined in the Servicing Agreement) and all expenses and indemnities due and payable to the Servicer, in accordance with the Priority of Payments. The Borrower acknowledges and agrees that the Servicer will be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than as provided under Section 9.01.
    Section 10.04.    Appointment of Backup Servicer. Upon resignation of the Servicer under the Servicing Agreement or the occurrence and continuance of a Servicer Event of Default, the

Administrative Agent may (with the consent of the Required Lenders) at any time require the Borrower to appoint the Backup Servicer, as servicer of the Receivables in accordance with the Backup Servicing Agreement. The Borrower shall promptly comply with any such request from the Administrative Agent. The Borrower shall provide direction to the applicable Backup Servicer with respect to modifications of the terms of the Receivables in accordance with the requirements set forth in the Servicing Agreement, and shall comply with all restrictions with respect to the release, discharge, termination or cancellation of any Receivable.
Article XI

The Administrative Agent
    Section 11.01.    Authorization and Action. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Facility Document to which the Administrative Agent is a party (if any) as duties on its part to be performed or observed. The Administrative Agent shall not have or be construed to have any other duties or responsibilities in respect of this Agreement and the transactions contemplated hereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that the Administrative Agent’s consent may not be unreasonably withheld, provide for the exercise of the Administrative Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to the Administrative Agent withhold its consent or exercise its discretion in an unreasonable manner.
    Section 11.02.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
    Section 11.03.    Agent’s Reliance, Etc. (a) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or any Servicer or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Documents on the part of the Borrower or any Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or such Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Collateral, this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto or for the validity, perfection, priority or enforceability of the Liens on the Collateral; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including for the avoidance of doubt, the Monthly Report), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by email) believed by it to be genuine and believe by it to be signed or sent by the proper party or parties. The Administrative Agent shall not have any liability to the Borrower or any Lender or any other Person for the Borrower’s, any Servicer’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.
    (b)    The Administrative Agent shall not be liable for the actions or omissions of any other agent (including concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other agent with the terms or requirements of this Agreement, any Facility Documents or any Related Documents, or their duties thereunder. The Administrative Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including each Notice of Borrowing received hereunder). The Administrative Agent shall not be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders, to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders) except as determined by a court of competent jurisdiction by final and non-appealable judgment that it was the result of the Administrative Agent’s willful misconduct or gross negligence. The Administrative Agent shall not be liable for any error of judgment made in good faith unless it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that the Administrative Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Documents or Related Documents shall obligate the Administrative Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. The Administrative Agent shall not be liable for any indirect, special, punitive or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. The Administrative Agent shall not be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of the Administrative Agent, or unless and to the extent written notice of such matter is received by the Administrative Agent at its address in accordance with Section 12.02. Any permissive grant of power to the Administrative Agent hereunder shall not be construed to be a duty to act. The Administrative Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Administrative Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except as shall be determined by a court of competent jurisdiction by final and non-appealable judgment that it was the result of its willful misconduct or grossly negligent performance or omission of its duties.
    (c)    The Administrative Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.
    Section 11.04.    Indemnification. Each of the Lenders agrees to indemnify and hold the Administrative Agent harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 12.04 or otherwise) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The rights of the Administrative Agent and obligations of the Lenders under or pursuant to this Section 11.04 shall survive the termination of this Agreement, and the earlier removal or resignation of the Administrative Agent hereunder.
    Section 11.05.    Successor Administrative Agent. (a) Subject to the terms of this Section 11.05, the Administrative Agent may resign as Administrative Agent in the Administrative Agent’s sole discretion at any time upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation the Administrative Agent may appoint a successor agent. The appointment of any successor Administrative Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) an Event of Default shall have occurred and is continuing or, (ii) if such successor Administrative Agent is a Lender or an Affiliate of such Administrative Agent or any Lender. Any resignation of the Administrative Agent shall be effective upon the appointment of a successor agent pursuant to this Section 11.05. After the effectiveness of the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XI shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and under the other Facility Documents. Any Person (i) into which the Administrative Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Administrative Agent shall be a party, or (iii) that may succeed to the properties and assets of the Administrative Agent substantially as a whole, shall be the successor to the Administrative Agent under this Agreement without further act of any of the parties to this Agreement.
     (b)     The parties hereto hereby agree that, (i) if (A) no new Advances may be required from the Class A Lenders hereunder and (B) no further Obligations owing by the Borrower, Holdings or the Permitted Holder to the Class A Lenders or the Administrative Agent exist or are reasonably expected to exist, and (ii) if there are or are reasonably expected to be Obligations owing by the Borrower, Holdings or the Permitted Holder to the Class B Lenders, then the Initial Class B Lender hereby is authorized to deliver written notice to the Administrative Agent that it agrees to immediately and automatically assume the role of Administrative Agent under this Agreement and the other Facility Documents.  So long as Section 11.05(b)(i) is true and accurate as of the date the Initial Class B Lender delivers the aforesaid written notice, then following (y) the Administrative Agent acknowledgement thereof by written notice to the Initial Class B Lender and (z) the Borrower’s receipt of the Initial Class B Lender’s written notice, the role of the Administrative Agent shall be deemed to have been immediately and automatically assigned from the then existing Administrative Agent to, and assumed by, the Initial Class B Lender. After the effectiveness of the retiring Administrative Agent’s assignment hereunder as the Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XI shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and under the other Facility Documents.
    Section 11.06.    Administrative Agent’s Capacity as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were not the Administrative Agent hereunder.

    Section 11.07.    Certain ERISA Matters.
    (a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
    (i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances or this Agreement,
    (ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances and this Agreement,
    (iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances and this Agreement, or
    (iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
    (b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Facility Document or any documents related hereto or thereto).
    Section 11.08.    Erroneous Payments.
    (a)    If the Administrative Agent notifies a Lender or another, Secured Party, or any Person who has received funds on behalf of a Lender or another a Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
    (b)    Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part):
    (i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
    (ii)    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.08(b).
    (c)    Each Lender and other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, or Secured Party under any Facility Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clauses (a) and (b) or under the indemnification provisions of this Agreement.
    (d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason from any Payment Recipient that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Payment Recipient at any time, (i) such Payment Recipient, if a Lender, shall be deemed to have assigned its Advances (but not its commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (and such Lender shall deliver any notes evidencing such Advances to the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advances (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the commitments, if any, of any Lender and such commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Advances (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Facility Documents with respect to each Erroneous Payment Return Deficiency.
    (e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Affiliate thereof.
    (f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
    (g)    Each party’s obligations, agreements and waivers under this Section 11.08 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Facility Document.
Article XII

Miscellaneous
    Section 12.01.    No Waiver; Modifications in Writing. (a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
    (b)    No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Administrative Agent and the Required Lenders, provided that:
    (i)    subject to clause (iii) below, any Fundamental Amendment shall require the written consent of each Lender;

    (ii)    no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights, duties, immunities or liabilities of the Administrative Agent without the prior written consent of the Administrative Agent; and
    (iii)    the parties acknowledge and agree that increases in (A) the Class A Facility Amount (x) may be allocated at the Administrative Agent’s sole discretion not on a pro-rata basis among the Class A Lenders and (y) shall be agreed to by the Borrower, the Administrative Agent and the relevant Class A Lenders providing such increased Class A Facility Amount or any new Class A Lender joining this Agreement (subject to the requirements of Section 13.02) and (B) the Class B Facility Amount (x) may be allocated at the Administrative Agent’s sole discretion not on a pro-rata basis among the Class B Lenders and (y) shall be agreed to by the Borrower, the Administrative Agent and the relevant Class B Lenders providing such increased Class B Facility Amount or any new Class B Lender joining this Agreement (subject to the requirements of Section 13.02). Any such increases in the Facility Amount will be set forth in amendments to this Agreement executed solely by the parties listed in clause (iii)(A)(y) and clause (iii)(B)(y) above, as applicable.
    Section 12.02.    Notices, Etc. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by e-mail, to such party’s address or e-mail address set forth in Schedule 3 hereto, or at such other address or e-mail address as such party may hereafter specify in a notice given in the manner required under this Section 12.02. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by electronic transmission, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement). The Borrower hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any courts in any action, suit or proceeding in connection with this Agreement by serving a copy thereof upon the Borrower or by mailing copies thereof by regular or overnight mail, postage prepaid, to the Borrower at its address specified in Schedule 3. For the avoidance of doubt, with respect to any notices required to be delivered and sent to the Administrative Agent, the Administrative Agent shall use commercially reasonable efforts to distribute a copy thereof to the Lenders as soon as reasonably practicable; provided, however, that to the extent a Lender receives any such notice from the Borrower, Holdings, the Permitted Holder or any other Person, the Administrative Agent shall be deemed to have complied with this sentence.
    Section 12.03.    Taxes. (a) For purposes of this Section 12.03, the term Applicable Law includes FATCA.
    (b)    Any and all payments by or on account of any obligation of the Borrower under this Agreement and any other Facility Document shall be made, in accordance with this Agreement or the related Facility Document, free and clear of and without deduction for any and all Taxes, except as required by Applicable Law. If the Borrower or Administrative Agent shall be required by Applicable Law (as determined in the good faith discretion of the Borrower or Administrative Agent, as applicable) to deduct or withhold any Taxes from or in respect of any sum payable by it hereunder or under any other Facility Document to any Secured Party, then the Borrower or Administrative Agent, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such payment is an Indemnified Tax, the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions applicable to additional sums payable under this Section 12.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions or withholding been made.
    (c)    In addition, the Borrower agrees to timely pay any present or future stamp, sales, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under any other Facility Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or under any other Facility Document, except any such Taxes that are Other Connection Taxes (other than an assignment made pursuant to Section 2.09(d)) (hereinafter referred to as “Other Taxes”).
    (d)    The Borrower agrees to indemnify each of the Secured Parties, within 10 days after demand therefor, for the full amount of Indemnified Taxes, including any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 12.03 payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Secured Party, shall be conclusive absent manifest error.
    (e)    As soon as practicable after the date of any payment of Taxes to a Governmental Authority pursuant to this Section 12.03, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or a copy of the return reporting such payment or other evidence of payment as may be reasonably satisfactory to the Administrative Agent).
    (f)    If any payment is made by the Borrower to or for the account of any Secured Party after deduction for or on account of any Taxes, and an indemnity payment or additional amounts are paid by the Borrower pursuant to this Section 12.03, then, if such Secured Party, in its sole discretion exercised in good faith, determines that it has received a refund of such Taxes (any such refund a “Tax Benefit”), such Secured Party shall reimburse to the Borrower such amount of any Tax Benefit received (net of reasonable out-of-pocket expenses incurred) as such Secured Party shall determine in its sole discretion to be attributable to the relevant Taxes; provided that in the event that such Secured Party is required to repay such Tax Benefit to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Secured Party be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Secured Party in a less favorable net after-Tax position than the Secured Party would have been in if the Tax subject to indemnification and giving rise to such Tax Benefit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
    (g)    Status of Lender.
    (i)    Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii) and (g)(iii) of this Section) shall not be required if in the reasonable judgment of the Lender such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of clause (i), each Lender that is a “United States person” as that term is defined in Section 7701(a)(30) of the Code (a “U.S. Person”) hereby agrees that it shall, no later than the Closing Date or, in the case of a Lender which becomes a party hereto pursuant to Section 12.06, the date upon which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), deliver to the Borrower and the Administrative Agent, if applicable, two accurate, complete and executed copies of U.S. Internal Revenue Service Form W-9 or successor form, certifying that such Lender is on the date of delivery thereof entitled to an exemption from United States backup withholding tax.
    (iii)    Without limiting the generality of clause (i), each Lender that is not a U.S. Person (a “Non-U.S. Lender”) shall, no later than the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), deliver to the Borrower and the Administrative Agent two copies of properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W 8BEN-E, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, with respect to payments of interest hereunder, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business” profits or “other income” article of such treaty, with respect to any other applicable payments hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient), no later than the date on which such Non-U.S. Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), a certificate to the effect that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 881(c)(3)(C) of the Code) substantially in the form of Exhibit E hereto (a “U.S. Tax Compliance Certificate”), and such Non-U.S. Lender agrees that it shall notify the Borrower and the Administrative Agent in the event any such certificate is no longer accurate. In addition, to the extent a Non-U.S. Lender is not the beneficial owner, such Non-U.S. Lender shall also provide a U.S. Tax Compliance Certificate or other certification documents from each beneficial owner, as applicable, provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Lender designates a new lending office. In addition, each Non-U.S. Lender shall deliver such forms as promptly as practicable after receipt of a written request therefor from the Borrower or the Administrative Agent. Notwithstanding any other provision of this Section 12.03, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 12.03(g) that such Non-U.S. Lender is not legally able to deliver.
(iv)    Each Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 12.03(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
    (h)    If any Secured Party requires the Borrower to pay any additional amount to such Secured Party or any taxing Governmental Authority for the account of such Secured Party or to indemnify such Secured Party pursuant to this Section 12.03, then such Secured Party shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 12.03 in the future and (ii) would not subject such Secured Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Secured Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
    (i)    Nothing in this Section 12.03 shall be construed to require any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
    (j)        Compliance with FATCA. If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
    (k)    Survival. Each party’s obligations under this Section 12.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all amounts owing under any Facility Document.
    Section 12.04.    Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Servicer, the Backup Servicer, the Collection Account Bank, the Custodian, and the other Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including the reasonable fees and disbursements of outside counsel for each of the Administrative Agent, the Servicer, the Backup Servicer, the Collection Account Bank, the Custodian, and the other Lenders and any auditors, accountants, consultants, appraisers and rating agency or other professional advisors and agents engaged by the Administrative Agent; UCC filing fees and all other related fees and expenses in connection therewith; and in connection with any modification or amendment of this Agreement or any other Facility Document; provided, however, that the reasonable and documented out-of-pocket fees of Chapman and Cutler LLP, as counsel to the Administrative Agent and Initial Class A Lender, on or prior to the Closing Date (but not thereafter), shall not exceed $200,000. Further, subject to the Priority of Payments, the Borrower shall pay (A) all reasonable and documented out-of-pocket costs and expenses (including all reasonable and documented fees, expenses and disbursements of legal counsel), and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Administrative Agent and incurred by the Administrative Agent in the preparation, execution, delivery, filing, recordation, administration, performance or enforcement of this Agreement or any other Facility Document or any consent, amendment, waiver or other modification relating thereto, (B) all reasonable out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Administrative Agent’s security interests in the Collateral, including filing and recording fees, expenses and Other Taxes, search fees, and title insurance premiums, and (C) after the occurrence of any Event of Default, all costs and expenses incurred by the Administrative Agent and the other Secured Parties in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Administrative Agent and the other Secured Parties or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable and documented fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Administrative Agent and the other Secured Parties. The undertaking in this Section shall survive repayment of the Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents, termination of this Agreement and the other Facility Documents and the resignation or replacement of the Administrative Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Administrative Agent are intended to constitute expenses of administration under any applicable bankruptcy law.
    (b)    The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated) (collectively, the “Liabilities”), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document, any Related Document or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant by the Borrower, Holdings, the Permitted Holder, the Collection Account Bank, the

Custodian, the Seller, any Servicer or any Backup Servicer contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower, Holdings, the Permitted Holder, the Collection Account Bank, the Custodian, the Seller, any Backup Servicer or any Servicer contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; (iv) any failure by the Borrower, Holdings, the Permitted Holder, the Collection Account Bank, the Custodian, the Seller, any Servicer or any Backup Servicer to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Administrative Agent (for the benefit of the Secured Parties) a perfected first priority security interest in all of the Collateral free and clear of all Liens; (vi) any action or omission, not expressly authorized by the Facility Documents, by the Borrower or any Affiliate of the Borrower which has the effect of reducing or impairing the Collateral or the rights of the Administrative Agent or the Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including a defense based on any Receivable (or the Related Documents evidencing such Eligible Receivable) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any related property; (ix) the commingling of Collections on the Collateral at any time with other funds; (x) any failure by the Borrower to give reasonably equivalent value to any Seller, in consideration for the transfer by such Seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; and (xi) any Unmatured Event of Default or Event of Default; provided, that the Borrower shall not be liable (A) for any Liability or losses arising due to the deterioration in the credit quality or market value of the Eligible Receivables or other Collateral hereunder to the extent that such credit quality or market value was not misrepresented in any material respect by the Borrower or any of its Affiliates or (B) to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s fraud, bad faith, gross negligence or willful misconduct; provided however that in no event will such Indemnified Party have any liability for any special, exemplary, indirect, punitive or consequential damages in connection with or as a result of such Indemnified Party’s activities related to this Agreement or any Facility Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, further, that any payment hereunder which relates to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, or additional sums described in Sections 2.09 or 2.10, shall not be covered by this Section 12.04(b).
    (c)    All amounts due under this Section 12.04 shall be payable not later than five (5) Business Days after written demand containing evidence of amounts due.
    Section 12.05.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this Agreement, shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act as in effect in any state, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), the Illinois Electronic Commerce Security Act (5 ILCS 175/1-101 et seq.), or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.
    Section 12.06.    Assignability. The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Initial Class B Lender. The Lenders may assign their rights, interests or obligations under this Agreement as permitted under Section 13.02. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (including by operation of law).
    Section 12.07.    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
    Section 12.08.    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
    Section 12.09.    Confidentiality. Each Secured Party agrees to keep all Borrower Information confidential; provided that nothing herein shall prevent any Secured Party from disclosing any Borrower Information (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, (x) to any Secured Party or any Affiliate of a Secured Party, or (y) any of their respective Affiliates, employees, directors, agents, representatives, consultants, attorneys, accountants and other professional advisors (collectively, the “Secured Party Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), (i) to any actual or bone fide prospective permitted assignees and Participants in any of the Secured Parties’ interests under or in connection with this Agreement, (ii) to any prospective agent or co-agent of the Administrative Agent (iii) as reasonably required by any direct or indirect contractual counterparties or professional advisors thereto, to any swap or derivative transaction relating to the Borrower and the Obligations, and

(iv) to any provider of credit protection to a Lender or any provider of a hedge for the benefit of a Lender, (c) to any Governmental Authority purporting to have jurisdiction over any Secured Party or any of its Affiliates or any Secured Party Representative, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required or requested to be disclosed pursuant to any Applicable Law, (e) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative in violation hereof, (f) any rating agency or a nationally recognized statistical rating organization in connection with Rule 17g-5 promulgated by the SEC, (g) in connection with the exercise of any remedy hereunder or under any other Facility Document and (h) to the Permitted Holder, the Seller, the Servicer, the Backup Servicer, the Collection Account Bank, and the Custodian in connection with the administration of this credit facility or the enforcement of the Facility Documents. In addition, each Secured Party may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Secured Parties in connection with the administration and management of this Agreement and the other Facility Documents.
    Section 12.10.    Merger. This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.
    Section 12.11.    Survival. The agreements in Sections 2.09, 2.10, 2.13, the final sentence of Section 7.02, 7.06(b), 12.02, 12.03, 12.04, 12.07, 12.08, 12.12, 12.13, 12.14, 12.16, 12.18 and 12.19 and this Section 12.11 shall survive the termination of this Agreement in whole or in part and the payment in full of the principal of and interest on the Advances.
    Section 12.12.    Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:
    (a)    submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;
    (b)    consents that any such action or proceeding may be brought in any court described in Section 12.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
    (c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referenced in Section 12.02 or at such other address as may be permitted thereunder;

    (d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
    (e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any party hereto or any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, indirect, punitive or consequential damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement).
    Section 12.13.    Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other Facility Document or for any counterclaim therein or relating thereto.
    Section 12.14.    Service of Process. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
    Section 12.15.    Waiver of Setoff. The Borrower hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.
    Section 12.16.    PATRIOT Act Notice. Each Lender and the Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower, a Beneficial Ownership Certification and other information that will allow the Lenders to identify the Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation.
    Section 12.17.    Business Days. In the event that the date of any Payment Date, date of prepayment or Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.
    Section 12.18.    Third-Party Beneficiary. The parties hereto acknowledge and agree that the Indemnified Parties and the Affected Persons are third party beneficiaries of this Agreement.

    Section 12.19.    No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders or their Affiliates. The Borrower agrees that nothing in the Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Facility Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Facility Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
    Section 12.20.    Non-Reliance on Administrative Agent and other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates or the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates or the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Facility Document or any related agreement or any document furnished hereunder or thereunder.
    Section 12.21.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
    Section 12.22.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Facility Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with this Section 12.22 applicable notwithstanding that the Facility Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the U.S. or any other state of the U.S.) that in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the U.S. or a state of the U.S. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Facility Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Facility Documents were governed by the laws of the U.S. or a state of the U.S.
    Section 12.23.    Non-Petition.
    (a)    Each of the parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby covenants and agrees that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding Advances, it shall not institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other jurisdiction.
    (b)    Each of the parties hereto (other than Administrative Agent acting at the direction of the Required Lenders) hereby covenants and agrees that it shall not at any time institute against, solicit or join or cooperate with or encourage any institution against Borrower of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law.
    (c)    Nothing in this Section 12.23 shall preclude, or be deemed to estop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (i) any case or proceeding with respect to Borrower voluntarily filed or commenced by or on behalf of Borrower under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to Borrower under or pursuant to any such law, which involuntary use was not commenced by any of the foregoing Persons.
Article XIII

Syndication
    Section 13.01.    Syndication. The Lenders may at any time sell, assign or participate any portion or all of the Advances and the Facility Documents to one or more Persons subject to the terms and conditions of this Article XIII.
    Section 13.02.    Assignment of Advances, Participations and Servicing, Appointment of Agent. (a) The Lenders may, at their individual option, sell and assign all or any part of their right, title and interest in, and to, and under the Advances and this Agreement, on a pro rata basis, in the sole discretion of such Lender, subject to the prior written consent of the Administrative Agent (the “Syndication”), to one or more additional lenders; provided, however, that no assignment shall be made to (x) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), or (y) the Borrower or any of the Borrower’s Affiliates. Each additional Lender shall enter into an Assignment and Acceptance whereby the existing Lender (the “Assigning Lender”) assigns to such new Lender a portion of its rights under the Advances, and pursuant to which the new Lender accepts such assignment. From and after the effective date specified in the Assignment and Acceptance (i) each new Lender shall be a party hereto and to each applicable Facility Document to the extent of the applicable percentage or percentages and, if applicable, priorities, set forth in the Assignment and Acceptance and, except as specified otherwise herein, shall succeed to the rights of the Assigning Lender hereunder in respect of the Advances, and (ii) the Assigning Lender shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and under the Facility Documents.

The liabilities of each of the Lenders shall be several and not joint, and any Lender’s Percentage shall be reduced by the amount of each such Assignment and Acceptance. No Lender shall be responsible for the obligations of any other Lender.
    (b)    The Borrower agrees that it shall reasonably cooperate, in connection with any sale of all or any portion of the Advances permitted under Section 13.02(a), whether in whole or to an additional Lender or Participant, to furnish to Administrative Agent, any information as reasonably requested by any additional Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Advances.
    (c)    The Borrower acknowledges that the Administrative Agent shall have the sole and exclusive authority to execute and perform this Agreement and each Facility Document on behalf of itself and as agent for the Secured Parties. The Lenders acknowledge that the Administrative Agent shall retain the exclusive right to grant approvals and give consents required to be delivered hereunder. Except as otherwise provided herein, the Borrower shall have no obligation to recognize or deal directly with any Lender, and no Lender shall have any right to deal directly with the Borrower with respect to the rights, benefits and obligations of the Borrower under this Agreement, the Facility Documents or any one or more documents or instruments in respect thereof, except as explicitly provided herein or therein. The Borrower may rely conclusively on the actions of the Administrative Agent to bind the Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement be subject to the consent or direction of some or all of the Lenders.
    (d)    Notwithstanding any provision to the contrary in this Agreement, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and no covenants, functions, responsibilities, duties, obligations or liabilities of the Administrative Agent shall be implied by or inferred from this Agreement or any other Facility Document, or otherwise exist against Administrative Agent.
    (e)    Except to the extent its obligations hereunder and its interest in the Advances have been assigned pursuant to one or more Assignments and Acceptances, if the Administrative Agent is also a Lender, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, respectively. The Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, or any Affiliate of the Borrower and any Person who may do business with or own securities of the Borrower or any Affiliate of the Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.
    (f)    If required by any Lender, the Borrower hereby agrees to execute notes in the principal amount of such Lender’s Percentage of the Advances, and such note shall (i) be payable to order of such Lender, (ii) be dated as of the effective date specified in the Assignment and Acceptance (or, if later, the date that such Lender became a Lender hereunder), and (iii) mature on the Termination Date. Such note shall provide that it evidences a portion of the existing Obligations hereunder and not any new or additional indebtedness of the Borrower.

    (g)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be made available by the Administrative Agent for inspection by the Borrower and any Lender, at any reasonable time and from time to time, upon reasonable prior written request to the Administrative Agent.
    (h)    Any Lender may at any time, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), sell participations to any Person (other than (A) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), or (B) the Borrower or any of the Borrower’s Affiliates or subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the payments made under Section 2.09 with respect to any payments made by such Lender to its Participant(s).
    (i)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 12.03 and 12.04 (subject to the requirements and limitations therein, including the requirements under Section 12.03(g) (it being understood that the documentation required under Section 12.03(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.09 or 12.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Facility Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Facility Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5 of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
    (j)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement or in the Collateral pledged to it thereunder (including, without limitation, amounts owing or assets pledged to it), including, without limitation, to any Federal Reserve Bank as a secured party in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and any transfer restrictions under this Section 13.02 shall not apply to any Federal Reserve Bank as the secured party in connection with any such security interest; provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release such Lender from its funding obligations hereunder.
    Section 13.03.    Cooperation in Syndication. (a) The Borrower agrees to use commercially reasonable efforts to assist the Lenders and the Administrative Agent, upon reasonable request, in completing a Syndication. Such assistance may include (i) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (ii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with the Lenders and the Administrative Agent, of one or more meetings of prospective Lenders or with the credit rating agencies, (iv) the delivery of appraisals reasonably satisfactory to the Lenders and the Administrative Agent if required, and (v) working with the Lenders and the Administrative Agent to procure a rating for the Advances by the credit rating agencies.
    (b)    The Lenders and the Administrative Agent shall manage all aspects of any Syndication of the Advances, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lenders and the Administrative Agent in their Syndication efforts, the Borrower agrees promptly to prepare and provide to the Lenders and the Administrative Agent all information with respect to the Borrower, Holdings, the Permitted Holder, the Seller and the Servicer contemplated hereby, including all financial information and projections (the “Projections”), as the Lenders and the Administrative Agent may reasonably request in connection with the Syndication of the Advances. The Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to the Lenders and the Administrative Agent by the Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to the Lenders and the Administrative Agent by the Borrower or any of its representatives have been or will be prepared in good faith based upon reasonable assumptions. The Borrower understands that in arranging and syndicating the Advances, the Administrative Agent, the Lenders and, if applicable, the credit rating agencies, may use and rely on the Information and Projections without independent verification thereof.
    (c)    If required in connection with the Syndication, the Borrower hereby agrees to:
    (i)    deliver updated financial and operating statements and other information reasonably required by the Lenders and the Administrative Agent to facilitate the Syndication;
    (ii)    deliver reliance letters reasonably satisfactory to the Lenders and the Administrative Agent with respect to any environmental assessments and reports delivered to the Lenders and the Administrative Agent, which will run to the Lender and their respective successors and assigns;
    (iii)    execute modifications to the Facility Documents required by the Lenders, provided that such modification will not change any material or economic terms of the Facility Documents, or otherwise materially increase the obligations or materially decrease the rights of the Borrower pursuant to the Facility Documents; and
    (iv)    if the Lenders and the Administrative Agent elect, in their respective individual sole discretion, prior to or upon a Syndication, to split the Advances into two or more parts, or any note into multiple component notes or tranches which may have different interest rates, principal amounts, payment priorities and maturities, the Borrower agrees to cooperate with Lenders and the Administrative Agent, at no cost or expense to the Borrower, in connection with the foregoing and to execute the required modifications and amendments to any note, this Agreement and the other Facility Documents and to provide opinions necessary to effectuate the same. Such notes or components may be assigned different interest rates, so long as (x) with respect to Class A Advances, the weighted average of such interest rates does not exceed the Class A Interest and (y) with respect to Class B Advances, the weighted average of such interest rates does not exceed the Class B Interest, in each case, without giving effect to any deviation attributable to the imposition of any Post-Default Rate or prepayments pursuant to Section 2.06 hereof and without the prior consent of the Borrower and the Administrative Agent.
[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
    Divvy Peach, LLC,
    as Borrower
    By:
    Name:
    Title:

[Signature Page to Revolving Credit and Security Agreement]

    Goldman Sachs Bank USA,
as Administrative Agent and Initial Class A Lender
    By:
    Name:
    Title:

[Signature Page to Revolving Credit and Security Agreement]

    Powerscourt Investments XX, L.P.,
as Initial Class B Lender
    By:
    Name:
    Title:

[Signature Page Revolving Credit and Security Agreement]

Exhibit E

Marked Servicing Agreement

(See attached)

[Signature Page Revolving Credit and Security Agreement]